UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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HUNTINGTON INGALLS INDUSTRIES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 19, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors and management team of Huntington Ingalls Industries, I would like to invite you to attend the 2015 Annual Meeting of Stockholders. We will meet on Thursday, April 30, 2015, at 11:00 a.m. Eastern Daylight Time, at our corporate headquarters located at the Herbert H. Bateman Virginia Advanced Shipbuilding and Carrier Integration Center, 2401 West Avenue, Newport News, Virginia 23607. We are looking forward to your responses on the proposals included in the accompanying proxy statement.

The accompanying Notice of 2015 Annual Meeting and Proxy Statement describe the matters on which you, as a stockholder, may vote at the annual meeting, and include details of the business to be conducted at the meeting.

As a way to conserve natural resources and reduce annual meeting costs, we are electronically distributing proxy materials as permitted under rules of the Securities and Exchange Commission. Many of you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials via the Internet. Stockholders can also request mailed paper copies if preferred. You can expedite delivery and reduce our mailing expenses by confirming in advance your preference for electronic delivery of future proxy materials. For further information on how to take advantage of this cost-saving service, please see page 10 of the proxy statement.

Your vote is very important to us. Whether or not you plan to attend the annual meeting, I encourage you to vote your shares in advance. Stockholders can submit their votes over the Internet at the web address included in the Notice of Internet Availability of Proxy Materials or the proxy card (if you received a proxy card), by telephone through the number included in the proxy card (if you received a proxy card), or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope.

Thank you for your support of Huntington Ingalls Industries. I look forward to seeing you at the annual meeting.

Sincerely,

Adm. Thomas B. Fargo

U.S. Navy (Ret.)

Chairman of the Board

Notice of 2015 Annual Meeting of Stockholders

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, Virginia 23607

DATE AND TIME	Thursday, April 30, 2015, at 11:00 a.m. Eastern Daylight Time

PLACE	Herbert H. Bateman Virginia Advanced Shipbuilding and Carrier Integration Center, 2401 West Avenue, Newport News, Virginia 23607

ITEMS OF BUSINESS

•    Elect three directors

•    Ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2015

•    Approve executive compensation on an advisory basis

•    Approve an amendment to our certificate of incorporation to declassify our Board of Directors

•    Transact any other business that properly comes before the annual meeting

RECORD DATE	Stockholders of record at the close of business on March 6, 2015, are entitled to vote at the annual meeting.

PROXY VOTING	It is important that you vote your shares so that they are counted at the annual meeting. You can vote your shares over the Internet at the web address included in the Notice of Internet Availability of Proxy Materials or the proxy card (if you received a proxy card), by telephone through the number included in the proxy card (if you received a proxy card), or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope.

Charles R. Monroe, Jr.

Corporate Vice President,

Associate General Counsel and Secretary

March 19, 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2015: The Notice of 2015 Annual Meeting and Proxy Statement and 2014 Annual Report are available at www.envisionreports.com/HII.

Proxy Statement—Table of Contents

i

Proxy Statement—Table of Contents (Continued)

ii

2015 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

•	Date and Time: April 30, 2015, at 11:00 a.m. Eastern Daylight Time

•	Place: Herbert H. Bateman Virginia Advanced Shipbuilding and Carrier Integration Center, 2401 West Avenue, Newport News, Virginia 23607

•	Record Date: March 6, 2015

•	Voting: Holders of our common stock are entitled to one vote per share

•	Admission: To attend the meeting in person, you will need to follow the instructions included on page 83

Items to be Voted at the Annual Meeting

	Board Vote Recommendation	Page Reference (for more information)
1. Elect three directors	FOR	78
2. Ratify the appointment of our independent auditors	FOR	79
3. Approve executive compensation on an advisory basis	FOR	80
4. Approve an amendment to our certificate of incorporation to declassify our Board of Directors	FOR	81

Director Nominees

The Board is asking you to elect, for terms ending in 2018, the three nominees for director named below, each of whom is currently serving as a director of the company. The following table provides summary information about the nominees for director, including their names, ages and occupations, whether they are independent directors under the corporate governance listing standards of the New York Stock Exchange (“NYSE”), and the Board committees on which they currently serve. The directors will be elected by a plurality vote.

Name	Age	Occupation	Independent Director	Board Committees
Paul D. Miller	73	Retired Chairman of Alliant Techsystems, Inc.	Yes	Compensation Committee (Chair) and Finance Committee

C. Michael Petters	55	President and Chief Executive Officer of Huntington Ingalls Industries, Inc.	—	—

Karl M. von der Heyden	78	Retired Vice Chairman of PepsiCo, Inc.	Yes	Audit Committee (Chair)

2015 Proxy Statement Summary (Continued)

Continuing Directors

The following table provides summary information about the six directors of the company whose terms will continue after the annual meeting, including their names, ages and occupations, whether they are independent directors under the corporate governance listing standards of the NYSE, the Board committees on which they currently serve and the ends of their current terms.

Name	Age	Occupation	Independent Director	Board Committees	End of Term
Robert F. Bruner	65	Dean of the Darden Graduate School of Business Administration at the University of Virginia	Yes	Audit Committee	2016

Thomas B. Fargo	66	Chairman of the Board of Directors of Huntington Ingalls Industries, Inc.	Yes	Compensation Committee and Governance and Policy Committee	2016

John K. Welch	65	Retired President and Chief Executive Officer of Centrus Energy Corp.	Yes	Audit Committee and Governance and Policy Committee	2016

Victoria D. Harker	50	Chief Financial Officer of Gannett Co., Inc.	Yes	Compensation Committee and Finance Committee	2017

Anastasia D. Kelly	65	Co-Managing Partner of DLA Piper Americas	Yes	Governance and Policy Committee (Chair)	2017

Thomas C. Schievelbein	61	Chairman and President and Chief Executive Officer of The Brink’s Company	Yes	Audit Committee and Finance Committee (Chair)	2017

Ratify the Appointment of our Independent Auditors

The Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2015. Set forth below is summary information with respect to Deloitte & Touche’s fees for services provided to us in 2014.

2014
($ in thousands)
Fees Billed:
Audit Fees	5,841,775
Audit-Related Fees	930,000
Tax Fees	—
All Other Fees	21,600

Total	6,793,375

2015 Proxy Statement Summary (Continued)

Approve Executive Compensation on an Advisory Basis

The Board is asking you to approve, on an advisory basis, the compensation of our named executive officers for 2014. This vote is often referred to as a “say-on-pay.” Last year, our stockholders approved our 2013 executive compensation with 99% of the votes cast.

Executive Compensation Elements for 2014

This proxy statement includes disclosure regarding the 2014 compensation of our Chief Executive Officer, our Chief Financial Officer, three other executive officers who were employed by us as of December 31, 2014, and one other executive officer who retired during 2014 (our “Named Executive Officers”). The primary compensation elements for 2014 for our Named Executive Officers consisted of base salaries, annual incentive awards and long-term incentive awards.

•	Base salary provides a fixed level of compensation that is competitive within the relevant market and helps us attract and retain highly qualified executives.

•

Annual incentive awards are generally paid in cash and intended to provide motivation to our executives to achieve pre-determined financial and operational targets that are aligned with our strategic goals. Awards under our Annual Incentive Plan were approved by the Compensation Committee for our Named Executive Officers ranging from 149% to 167% of target, based on achievement of the performance goals under the plan.

•

Long-term incentive awards are equity-based and intended to promote achievement of pre-determined performance goals aligned with long-term stockholder interests. The Compensation Committee approved the grant of restricted performance stock rights to our Named Executive Officers under our 2012 Long-Term Incentive Stock Plan that vest at the end of a three-year performance period, only upon the achievement of the performance criteria approved by the Compensation Committee.

Compensation Best Practices

We have adopted the following compensation practices, which are designed to reinforce our culture and pay-for-performance principles.

•	Our Compensation Committee considers the results of the annual stockholder “say-on-pay” advisory vote on executive compensation.

•

Under our 2014 compensation program, 96% of our CEO’s total direct compensation was linked directly to the achievement of performance goals in the form of annual and long-term incentive awards, and performance-based compensation comprised approximately 89% of the total direct compensation of our other Named Executive Officers.

•

We assess on an annual basis, both internally and with the engagement of the Compensation Committee’s independent compensation consultant, the potential risk posed by our compensation programs. We concluded there was no undue risk associated with the design or delivery of our 2014 compensation programs.

•	Our Compensation Committee has adopted an executive compensation recoupment, or “clawback,” policy, which allows us to seek reimbursement of all or a portion of any

2015 Proxy Statement Summary (Continued)

performance-based short- or long-term cash or equity incentive compensation paid or awarded to Named Executive Officers in certain circumstances.

•	Our Compensation Committee has established stock ownership guidelines, which provide that each Named Executive Officer must own a multiple of his or her annual base salary in our common stock.

•

Our Compensation Committee has approved stock holding requirements, which prohibit our Named Executive Officers from selling their HII common stock until their stock ownership requirements have been met and which require our Named Executive Officers to continue to hold a portion of their long-term incentive awards for an additional three years after they vest.

•

Our insider trading policy prohibits officers, directors and certain employees from engaging in any of the following transactions for their own account: speculative transactions in company securities, pledges of company securities as collateral for a loan or other transaction or hedging transactions involving company securities.

2014 Compensation Summary

The following table summarizes the 2014 compensation of our Named Executive Officers.

Name & Title	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
C. Michael Petters,	950,000	3,799,909	1,844,306	6,853,403	50,580	13,498,198
President and Chief Executive Officer
Barbara A. Niland,	563,327	1,209,940	662,239	4,398,420	64,472	6,898,398
Corporate Vice President, Business Management and Chief Financial Officer
Matthew J. Mulherin,	512,115	1,049,955	538,948	2,023,150	59,923	4,184,091
Corporate Vice President and President, Newport News Shipbuilding
Bruce N. Hawthorne,	512,115	874,963	602,035	—	170,898	2,160,011
Corporate Vice President and Chief Legal Officer*
Brian J. Cuccias,	376,677	839,945	468,832	589,442	25,541	2,300,436
Corporate Vice President and President, Ingalls Shipbuilding
Irwin F. Edenzon,	531,924	1,049,955	602,035	1,499,066	71,998	3,754,978
Retired**

*	Mr. Hawthorne served as Corporate Vice President, General Counsel and Secretary until January 12, 2015.

**	Mr. Edenzon served as Corporate Vice President and President, Ingalls Shipbuilding, until April 1, 2014, and then as Corporate Vice President, Strategic Projects, until his retirement on December 1, 2014.

2015 Proxy Statement Summary (Continued)

Corporate Governance Developments

Since our 2014 annual meeting, the Board of Directors has continued to implement or initiate changes in our corporate governance structure that are consistent with trends among leading companies. These changes include:

Amendment of Our Certificate of Incorporation to Eliminate Most Supermajority Voting Provisions

From the time of our spin-off, our certificate of incorporation required approval of 66-2/3% of the voting power of our outstanding stock to remove a director from the Board or to amend, repeal or adopt any provision inconsistent with the provisions of our certificate of incorporation and bylaws regarding advance notice requirements for stockholder proposals and director nominations, the number of directors on the Board and the fixing of that number, plurality voting for directors, resignation of directors, removal of directors, vacancies on the board and amendment of the certificate of incorporation and bylaws, among other matters. At our 2014 annual meeting of stockholders, our stockholders approved an amendment of our certificate of incorporation to eliminate these supermajority voting requirements and thereby require approval by a majority of the voting power of our outstanding stock. In May 2014, we amended our certificate of incorporation to reflect these changes.

Amendment of Our Bylaws to Provide Stockholders the Right to Require the Calling of Special Meetings

In early 2015, the Board amended our bylaws to give stockholders owning shares representing at least 20% of the voting power of our outstanding capital stock the right to require that a special meeting of stockholders be called, provided that certain conditions are satisfied. Prior to this amendment, our bylaws did not permit stockholders to hold a special meeting or require that a special meeting be called. The amendment to our bylaws was the result of the Board’s continuing review of our corporate governance structure, with input from some of our stockholders. We have provided more information about this amendment under the heading “Governance of the Company—Stockholders Right to Require the Calling of Special Meetings.”

Proposal to Amend our Certificate of Incorporation to Declassify Our Board of Directors

At our 2014 annual meeting of stockholders, our stockholders approved a non-binding proposal that the Board take the steps necessary to eliminate our classified board structure. While the Board did not make a recommendation regarding the proposal, we committed to the proponent that, if the proposal was approved, the Board would submit a proposal at the 2015 annual meeting of stockholders that would phase out the board declassification beginning with director elections at the 2016 annual meeting. At this annual meeting, we are therefore asking you to approve an amendment to our certificate of incorporation that would declassify our Board. If this proposal is approved, we will amend our certificate of incorporation accordingly, and all directors elected at and after our annual meeting held in 2016 will be elected for one-year terms. Directors elected prior to the 2016 annual meeting will continue to serve for the respective three-year terms for which they were elected.

General Information About the Annual Meeting and Voting

The Board of Directors is providing you with these proxy materials in connection with the solicitation of proxies to be voted at our 2015 Annual Meeting of Stockholders and at any postponement or adjournment of the annual meeting. In this proxy statement, Huntington Ingalls Industries, Inc. may also be referred to as “we,” “our,” “us,” “HII” or “the company.”

ITEMS OF BUSINESS TO BE CONSIDERED AT THE ANNUAL MEETING

The Board is asking you to vote on the following items at the annual meeting:

•	elect three directors;

•	ratify the appointment of our independent auditors;

•	approve executive compensation on an advisory basis; and

•	approve an amendment to our certificate of incorporation to declassify our Board of Directors.

APPOINTMENT OF PROXY HOLDERS

The Board asks you to appoint Kellye L. Walker and Charles R. Monroe, Jr. as your proxy holders to vote your shares at the annual meeting. You make this appointment by submitting your proxy using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you received a proxy card and you complete and return the proxy card, but do not provide voting directions, they will vote your shares as recommended by the Board on all of the matters described in this proxy statement that will be brought before the annual meeting.

The Board is not aware of any business that may properly be brought before the annual meeting, other than those matters described in this proxy statement. If any other matters are properly brought before the annual meeting, your proxy gives discretionary authority to the proxy holders to vote the shares in their best judgment.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to furnish our proxy materials to our stockholders over the Internet by delivering a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2014 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet. We believe this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting. We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the Internet.

If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

General Information About the Annual Meeting and Voting (Continued)

RECORD DATE AND VOTING

Stockholders owning our common stock at the close of business on March 6, 2015, the record date, or their legal proxy holders are entitled to vote at the annual meeting. The Board strongly encourages you to vote. Your vote is important. Voting early helps ensure we receive a quorum of shares necessary to hold the annual meeting. Many stockholders do not vote, meaning the stockholders who do vote influence the outcome of the matters on which they vote in greater proportion than their percentage ownership of HII.

There are two types of stockholders: stockholders of record and “street name” stockholders. Stockholders of record are stockholders who own their shares in their own names on the company’s books. Street name stockholders are stockholders who own their shares through a bank, broker or other holder of record.

Voting by Stockholders of Record. If you are a stockholder of record, you have four voting options. You may vote:

•	over the Internet at www.envisionreports.com/HII, the web address included in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card);

•	by telephone through the number included in the proxy card (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope; or

•	by attending the annual meeting and voting in person.

If you have Internet access, we encourage you to vote over the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote by proxy over the Internet or by telephone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and therefore not be counted.

Internet and telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on Wednesday, April 29, 2015. The Internet and telephone voting procedures are designed to verify that you are a stockholder of record by use of a control number and to enable you to confirm that your voting instructions have been properly recorded. If you vote by Internet or telephone, you do not need to return your proxy card (if you received a proxy card).

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your proxy vote recorded in advance of the meeting. If you attend the annual meeting and vote at the annual meeting, any previous proxy votes you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the annual meeting. The Board recommends that you vote using one of the other voting methods, since it is not practical for most stockholders to attend the annual meeting. In any event, the method by which you vote your proxy will not limit your right to vote at the annual meeting if you decide to attend in person.

Revoking Your Proxy for Stockholders of Record. If you are a stockholder of record and you vote by proxy using any method, you may later revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•

sending a written statement to that effect to Huntington Ingalls Industries, Inc., Attn: Corporate Secretary, 4101 Washington Avenue, Newport News, Virginia 23607, provided we receive your written statement before the annual meeting date; or

General Information About the Annual Meeting and Voting (Continued)

•	voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Daylight Time on Wednesday, April 29, 2015; or

•	signing and returning another proxy card with a later date, provided we receive the second proxy card before the annual meeting date; or

•	voting in person at the annual meeting.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.

Voting by Street Name Stockholders. If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record through which you hold your shares to vote in person at the annual meeting. The Board recommends that you vote using one of the other voting methods, since it is not practical for most stockholders to attend the annual meeting. In any event, the method by which you vote your proxy will not limit your right to vote at the annual meeting if you decide to attend in person.

Confidential Voting. We treat your vote as confidential to protect the privacy of our stockholders’ votes. Proxies and voting instructions provided to banks, brokers and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator and the inspector of elections have access to the proxies and voting instructions.

QUORUM, VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the record date, 48,837,611 shares of our common stock were outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the annual meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference on all matters, your shares will be counted toward a quorum but will not be voted on any matter.

If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion only on Item 2 described in this proxy statement. If you do not give your bank, broker or other holder of record instructions on how to vote your shares on Items 1, 3 or 4 described in this proxy statement, your shares will not be voted on those matters.

If you have shares in an employee benefit plan and do not vote those shares, your trustee will vote your shares in accordance with the terms of the relevant plan. Accordingly, your trustee may vote your shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

General Information About the Annual Meeting and Voting (Continued)

The required vote and method of calculation for the matters to be considered at the annual meeting are as follows:

Item 1—Proposal to Elect Directors

Directors will be elected by a plurality of the shares present in person or by proxy at the annual meeting or any adjournment thereof and entitled to vote on the election of directors. Plurality voting means the three director nominees receiving the most votes will be elected to the Board. If you do not want your shares to be voted with respect to a particular director nominee, you may “withhold” your vote with respect to that nominee. If a director nominee receives a greater number of votes “withheld” for his or her election than votes cast “for” his or her election, such nominee will be required under our Majority Voting Policy to submit an offer of resignation to the Board for its consideration. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on this item.

Item 2—Proposal to Ratify Appointment of Our Independent Auditors

Ratification of appointment of our independent auditors will be approved if the number of shares voted in favor exceeds the number of shares voted against. Abstentions will have no effect on the results of the vote. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.

Item 3—Proposal to Approve Executive Compensation on an Advisory Basis

The executive compensation of our Named Executive Officers will be approved as an advisory recommendation to the Board if the number of shares voted in favor exceeds the number of shares voted against. Abstentions will have no effect on the results of the vote. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on this item. Although the vote on this item is non-binding, the Board will review the results of the vote and consider it in making future decisions concerning executive compensation.

Item 4—Proposal to Amend Our Certificate of Incorporation to Declassify the Board of Directors

The amendment to our certificate of incorporation to declassify the Board of Directors requires the affirmative vote of a majority of the issued and outstanding shares of our common stock. Abstentions will have the effect of a vote against this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on this item.

IMPORTANT REMINDER OF EFFECT OF NOT CASTING YOUR VOTE IF YOU ARE A STREET NAME STOCKHOLDER

If you are a street name stockholder, it is critical that you vote your shares if you want your vote to count on Items 1, 3 and 4 . Your bank, broker or other holder of record is not permitted to vote your shares on Items 1, 3 or 4, unless you instruct them how you wish to vote. Such “broker non-votes” will have no impact on the results of the vote on Items 1 and 3, but will have the effect of a vote against Item 4.

General Information About the Annual Meeting and Voting (Continued)

SOLICITING AND TABULATING VOTES

We will bear the costs of soliciting and tabulating your votes. Our employees, personally, by telephone, by email or otherwise, may solicit your votes without additional compensation. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the 2015 annual meeting for a fee of $12,500, plus associated costs and expenses.

We will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. See “Electronic Access to Proxy Statement and Annual Report” below for information on how you can help reduce printing and mailing costs.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

You can elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, you will receive an email with instructions containing a link to the website where those materials are available, as well as a link to the proxy voting website.

If you are a stockholder of record, you may enroll in the electronic delivery service by going directly to www.envisionreports.com/HII. You may revoke your electronic delivery election at this site at any time and request a paper copy of the proxy statement and annual report.

If you are a street name stockholder, you may also have the opportunity to receive copies of the proxy statement and annual report electronically. Please check the information provided in the proxy materials you received from your bank, broker or other holder of record concerning the availability of this service.

HOUSEHOLDING INFORMATION

We have adopted a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials or the printed proxy materials. This procedure reduces our printing costs and postage fees.

If you or another stockholder of record with whom you share an address are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed proxy materials, you can request to receive a single copy of the printed proxy materials in the future by calling our transfer agent, Computershare, at 1-888-665-9610, or writing to us at Investor Relations, 4101 Washington Avenue, Newport News, VA 23607. If you or another stockholder of record with whom you share an address wish to receive a separate Notice of Internet Availability of Proxy Materials or separate printed proxy materials, we will promptly deliver them to you if you request them by contacting Computershare in the same manner as described above.

Stockholders who participate in householding and who receive printed proxy materials will continue to receive separate proxy cards. If you are a street name stockholder, you can request householding by contacting your bank, broker or other holder of record through which you hold your shares.

Governance of the Company

OVERVIEW OF CORPORATE GOVERNANCE

Corporate governance addresses the relationships among the board of directors, company management and the company’s stockholders, with the objectives of fostering the company’s long-term success, improving corporate performance and representing the interests of our stockholders. Corporate governance is a top priority of the Board of Directors and senior management. We believe that good governance is important not only to our stockholders, but also to our employees, customers, suppliers and others with whom we do business.

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe the responsibilities of the Board of Directors, how directors are selected and some key aspects of Board operations.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

We believe that the foundation for good corporate governance starts with a board of directors whose independence, knowledge, experience and judgment will enable the board to effectively oversee management of the company and to engage constructively with management to provide advice and counsel regarding all aspects of our business. The Board and its committees perform a number of important functions for the company and its stockholders, including:

•	understanding our corporate strategy developed by management and providing advice on that strategy;

•	understanding and assessing the significant enterprise risks to which the company is subject and overseeing the management of those enterprise risks;

•	selecting our chief executive officer and evaluating the performance of the chief executive officer and other senior executive officers;

•	overseeing development and succession plans for our senior executives;

•	monitoring the company’s financial performance and reviewing and approving significant corporate actions; and

•

overseeing processes that maintain the integrity of the company, including the integrity of the company’s financial statements, compliance with legal requirements and adherence to the company’s ethics and business conduct standards.

Board oversight of management is also effected through the Board’s four standing committees—the Audit Committee, the Compensation Committee, the Governance and Policy Committee and the Finance Committee. Each of these committees operates under a separate written charter to promote clarity in their responsibilities and to ensure that the committees work in a coordinated manner with each other and with the full board of directors. Our committees are discussed in greater detail beginning on page 17 of this proxy statement.

CRITERIA FOR BOARD MEMBERSHIP

The Board believes there are certain qualifications that are applicable to all director candidates and that specific skills and experiences should be added to the Board by individual directors. The Board

Governance of the Company (Continued)

and the Governance and Policy Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the company’s current and future needs.

Qualifications for All Directors. The Board believes that all its members must possess the following qualifications:

•	high personal and professional integrity and ethical standards;

•	substantial educational, business, military or professional accomplishments in leading organizations;

•	ability to represent the best interests of all stockholders; and

•	demonstrated leadership ability and sound judgment.

Prospective directors must also be willing to submit to a background check necessary for obtaining a security clearance.

Selection of Individual Candidates. In addition to the qualifications applicable to all director candidates, the Board and the Governance and Policy Committee consider, among other things, a candidate’s understanding of and experience in such areas as complex manufacturing, heavy industry and engineering, government procurement and contracting, the defense industry, finance, regulatory compliance and government and public policy. We also consider whether a candidate has the ability to commit sufficient time and attention to Board activities, and we consider any potential conflicts with the company’s interests. We strive to have a combination of skills, experience and perspectives to create an outstanding, dynamic and effective Board and strengthen the Board’s ability to oversee and enhance the performance of the company and to represent the interests of stockholders. All of our non-employee directors are expected to serve on Board committees, supporting the Board by providing expertise to those committees. The needs of Board committees are also reviewed when considering director candidates. In selecting director nominees, the Board and the Governance and Policy Committee consider diversity, seeking representation of a range of experiences, backgrounds and perspectives.

Service on Other Boards. In accordance with our Corporate Governance Guidelines, the Board considers the number of boards of other public companies and audit committees of those boards on which a director candidate serves. Under our Corporate Governance Guidelines, directors should not serve on more than four boards of publicly-traded companies in addition to our Board, and our directors who also serve as chief executive officers or in equivalent positions of other companies should not serve on more than two other boards of publicly-traded companies, in each case without the approval of the chairman of our Governance and Policy Committee. A director who is a full-time employee of our company may not serve on the board of directors of more than two other publicly-traded companies, unless approved by the Board. No member of our Audit Committee may serve on the audit committees of more than three publicly-traded companies (including our company) without the approval of the Board, which must determine annually that such simultaneous service would not impair the ability of the member to effectively serve on our Audit Committee.

Retirement Policy. Under the retirement policy of our Corporate Governance Guidelines, a director will not be re-nominated at the annual meeting following the earlier of his or her 76th birthday or 15 years of service on the Board. Upon the recommendation of the Governance and Policy Committee,

Governance of the Company (Continued)

the Board may waive either of these requirements as to any director, if the Board deems waiver to be in the best interests of the company. Karl M. von der Heyden, one of the candidates nominated by the Board for election as a director at our 2015 annual meeting of stockholders, is 78 years old. The Board considered the value to the Board of Mr. von der Heyden’s financial and accounting expertise and experience as a senior financial officer and director of public companies and unanimously agreed to waive the Board age limit. In addition to our retirement policy, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board expects, under our Corporate Governance Guidelines, that the affected director will tender his or her resignation for consideration by the Governance and Policy Committee and the Board.

Conclusion. The satisfaction of these criteria for directors is implemented and assessed through ongoing consideration of directors and director candidates by the Governance and Policy Committee and the Board, as well as through the Board’s self-evaluation process. The Board and the Governance and Policy Committee believe that, individually and as a whole, the company’s current directors possess the necessary qualifications to provide effective oversight of management and the company’s affairs and valuable advice and counsel to the company’s management.

DIRECTOR NOMINATION PROCESS

The Governance and Policy Committee is responsible, under its charter, for recommending to the full Board director nominees for election by our stockholders and for identifying and recommending candidates to fill any vacancies that may occur on the Board. The Governance and Policy Committee may use a variety of sources to identify candidates. Candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board and stockholder recommendations.

Evaluations of director candidates who would be new to the Board include a review of the candidate’s background and qualifications by the Governance and Policy Committee, interviews with the Chairman of the Board and any of the Governance and Policy Committee as a whole, one or more members of the Governance and Policy Committee or one or more other Board members, and deliberations among the Governance and Policy Committee and the full Board. The Governance and Policy Committee then recommends the candidate(s) to the full Board, with the full Board selecting the candidate(s) to be nominated for election by our stockholders or to be elected by the Board to fill a vacancy.

In determining to recommend to the Board the director nominees for election at each annual meeting, the Governance and Policy Committee considers the size of the Board and the criteria set forth above to assemble a group of nominees that, individually and as a group and together with directors who will continue to serve on the Board, the Governance and Policy Committee believes satisfies the needs of the Board. Accordingly, the Governance and Policy Committee annually reviews the composition of the Board as a whole and makes recommendations, if deemed necessary, to improve the Board to achieve what it believes is the optimal mix of experience, expertise, skills, specialized knowledge, diversity and other factors.

Stockholders who wish to recommend director candidates for consideration by the Governance and Policy Committee must submit the name and relevant information about the candidate in writing to the Corporate Secretary. All candidates recommended by stockholders are required to meet the criteria for directors described above, and candidates who meet the criteria described above will be evaluated by the Governance and Policy Committee. In accordance with our Corporate Governance Guidelines, the

Governance of the Company (Continued)

Governance and Policy Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified through other means. Stockholders who wish to nominate a person for election as a director at an annual meeting must follow the procedures set forth in our bylaws and described beginning on page 22 of this proxy statement.

MAJORITY VOTING POLICY

Our Corporate Governance Guidelines include a Majority Voting Policy. Under our Majority Voting Policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withhold Vote”) in an uncontested election of directors must tender to the Board his or her offer of resignation within five days following certification of the stockholder vote. The Governance and Policy Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered offer of resignation. The Board will act on the Governance and Policy Committee’s recommendation within 90 days following certification of the stockholder vote. The Board will then promptly disclose its decision regarding whether to accept the director’s resignation offer, including its rationale, in a report furnished to or filed with the SEC.

The Governance and Policy Committee in making its recommendation, and the Board in making its decision, will each consider the best interests of the company and our stockholders and may each consider any other factors or other information that it considers appropriate and relevant, including but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to the company; and

•

the overall composition of the Board and its committees, including whether, if the offer of resignation is accepted, the company will no longer be in compliance with any applicable law, rule, regulation or governing document.

Any director who tenders his or her offer of resignation under our Majority Voting Policy will not participate in the Governance and Policy Committee deliberation or recommendation or Board deliberation or action regarding whether to accept the resignation offer. If a majority of the Governance and Policy Committee received a Majority Withhold Vote at the same election, then the independent directors (other than those who received a Majority Withhold Vote in that election) will instead appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If, however, the independent directors who did not receive a Majority Withhold Vote constitute two or fewer directors, all independent directors may participate in the action regarding whether to accept the resignation offers, except that each director who has tendered his or her offer of resignation will recuse himself or herself from the deliberations and voting with respect to his or her individual offer to resign.

If a director’s resignation offer is not accepted by the Board, that director will continue to serve for the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier

Governance of the Company (Continued)

resignation or removal. If a director’s resignation offer is accepted by the Board, then the Board, in its sole discretion, in accordance with our bylaws, may fill any resulting vacancy or may decrease the size of the Board.

STOCKHOLDERS RIGHT TO REQUIRE THE CALLING OF SPECIAL MEETINGS

As disclosed in a Current Report on Form 8-K filed on March 2, 2015, the Board amended our bylaws on February 24, 2015, to enable stockholders owning, individually or in the aggregate, shares representing at least 20% of the voting power of our outstanding capital stock to require the Board (or an authorized committee thereof) or the Chairperson of the Board to call a special meeting of stockholders. Prior to the amendment, stockholders did not have the right to require the calling of special stockholder meetings.

The amendment to our bylaws was the result of the Board’s ongoing review of our corporate governance structure, with input from some of our stockholders. Some investors believe that giving stockholders the right to require the calling of a special meeting improves corporate governance, while other investors believe that providing a minority of a company’s stockholders with this right may enable a minority of stockholders to call such meetings for purposes that are not in the best interests of the company.

The Board believes a 20% aggregate ownership threshold for stockholders to require the calling of a special meeting achieves an appropriate balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders will seek to call a special meeting in order to pursue special interests that are not in the best interests of our stockholders as a whole. Organizing and preparing for a special meeting involves a significant commitment of management time and focus, and imposes substantial legal, administrative and communication costs on the company. Accordingly, we believe a special meeting should only be held to consider special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed expeditiously, rather than waiting until the next annual meeting. In addition, existing governance mechanisms contained in our bylaws provide the Board and its chairperson with the ability to respond to proposals and concerns of all stockholders, regardless of the level of share ownership, including the ability to call special meetings.

Stockholders submitting a special meeting request would be required to provide information similar to the information required for stockholders to bring business or a nominee for director before an annual meeting. This information includes a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting. The bylaws also describe how a stockholder may revoke a request. In addition, the bylaws contain provisions to ensure that any special meeting request complies with the bylaws and applicable law and that the requested meeting is not duplicative of matters that were or, in the near term, could be covered by an annual meeting or another special meeting. In particular, the bylaws provide that a request for a special meeting shall not be valid, and the special meeting shall not be held, if: (1) the request does not comply with the information and other requirements set forth in the bylaws, as they may from time to time be amended; (2) the request relates to an item of business that is not a proper subject for stockholder action under applicable law; (3) the request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of the date of the next annual meeting or 30 days after the first anniversary of the previous annual meeting; (4) the request relates to business substantially similar to what was covered at an annual or special meeting held not more than 12 months, or in the case of director elections 120 days, before the request was delivered;

Governance of the Company (Continued)

(5) the request relates to substantially similar business to be covered at an annual or special meeting called by the Board to be held within 120 days after the special meeting request is received; or (6) the request was made in a manner that violated the securities laws or other applicable law.

DIRECTOR INDEPENDENCE

The Board makes determinations regarding the independence of our directors on an annual basis, following a review and recommendation from the Governance and Policy Committee. In accordance with our Corporate Governance Guidelines, the Board determines independence on the basis of the definition of “independence” set forth in the corporate governance listing standards of the NYSE.

The Board has reviewed relevant relationships between the company and each non-employee director to determine compliance with NYSE independence requirements. Based on that review, the Board has determined that Dr. Bruner, Adm. Fargo, Ms. Harker, Ms. Kelly, Adm. Miller, Mr. Schievelbein, Mr. von der Heyden and Mr. Welch, who comprise the Board’s non-employee directors, are independent. The Board has also determined that each current member of the Audit Committee satisfies the additional independence requirements of the SEC and that each current member of the Compensation Committee satisfies the enhanced independence requirements of the NYSE listing standards.

BOARD LEADERSHIP STRUCTURE

The Board recognizes that one of its primary responsibilities is to evaluate and determine its optimal leadership structure from time to time to facilitate effective oversight of management. Our bylaws establish the position of Chairman, and our Corporate Governance Guidelines state that the Board believes it is in the best interests of the company and its stockholders for the Board to have the flexibility to determine the best director to serve as Chairman. The independent directors consider this matter on at least an annual basis. This consideration includes the pros and cons of a combined chairman and chief executive officer role and separate chairman and chief executive officer roles in the context of our operating and governance environment over time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Non-Executive Chairman. The Board has considered the matter and determined that having an independent, non-executive chairman is the optimal model for the company at this time. This structure provides the Board with independent leadership and allows the chief executive officer to focus on the company’s business operations. The independent directors selected Adm. Fargo as our non-executive Chairman of the Board at the time the company was spun off in 2011, and he has served as Chairman since that time.

Pursuant to our Corporate Governance Guidelines, our non-executive Chairman has the following responsibilities:

•	chair all Board and stockholder meetings, including executive sessions of the independent directors;

•	serve as a liaison between the chief executive officer and the independent directors;

•

ensure the quality, quantity and timeliness of the flow of information from management to the Board; although management is responsible for the preparation of materials for the Board, the non-executive Chairman may specifically request the inclusion of certain materials;

Governance of the Company (Continued)

•

prepare the agendas of the Board meetings and assist the chairman of each standing committee with preparation of agendas for the respective committee meetings, taking into account the requests of other Board and committee members;

•	set an appropriate schedule for Board meetings to assure there is sufficient time for discussion of all agenda items;

•	along with the chairman of the Governance and Policy Committee, interview all Board candidates and make recommendations to the Governance and Policy Committee and the Board;

•	have the authority to call meetings of the Board and meetings of the independent directors; and

•	if requested by the chief executive officer, be available for consultation and direct communication with stockholders.

Conclusion. All of our directors play an active role in overseeing the company’s business at both the Board and committee levels. The Board is currently comprised of one director who serves as our Chief Executive Officer and eight independent directors. Our independent directors are skilled and experienced leaders in business, education, the military and public policy. Our independent directors are effective in collaborating with management and thoroughly reviewing proposals made by management, and an independent Board leader supports this relationship. We therefore believe that having a non-executive Chairman of the Board, along with seven other strong independent directors, is an appropriate and effective structure at this time to oversee the company’s affairs and to provide advice and counsel to the Chief Executive Officer and other senior management of the company.

BOARD COMMITTEE FUNCTIONS AND MEMBERSHIP

The Board has four standing committees: Audit, Compensation, Governance and Policy and Finance. The Audit, Compensation and Governance and Policy Committees are each constituted and operated in accordance with SEC requirements and the NYSE’s corporate governance listing standards; the Finance Company is not subject to any such requirements or standards. Each Board committee is governed by a written charter, which sets forth the responsibilities of the committee, including the responsibilities described in this section. Each charter can be viewed on our website at www.huntingtoningalls.com and is available in print to any stockholder requesting a copy. All members of each Board committee are independent, as determined under the corporate governance listing standards of the NYSE.

Audit Committee. The Audit Committee’s responsibilities include meeting periodically with management and with each of our independent auditor and our Vice President of Internal Audit to review audit results and the adequacy of and compliance with our system of internal controls. In addition, the Audit Committee appoints and discharges our independent auditor, and reviews and approves proposed audit and permissible non-audit services to be provided by the independent auditor to evaluate their impact on the independence of the auditor. The members of the Audit Committee are Mr. von der Heyden (chair), Dr. Bruner, Mr. Schievelbein and Mr. Welch. Mr. Welch joined the Audit Committee on February 24, 2015. The Board has determined, in accordance with NYSE requirements, that each member of the Audit Committee is financially literate and that Mr. von der Heyden possesses accounting or related financial management expertise. The Board has also determined that Mr. von der Heyden qualifies as an “audit committee financial expert,” as defined under applicable SEC rules.

Governance of the Company (Continued)

Compensation Committee. The Compensation Committee oversees all compensation and benefit programs and actions that affect our elected officers. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs and reviews senior management succession plans. The Compensation Committee reviews and recommends to the Board of Directors the compensation of directors. The members of the Compensation Committee are Adm. Miller (chair), Adm. Fargo and Ms. Harker. The Board has determined that each member of the Compensation Committee qualifies as a non-employee director under SEC Rule 16b-3 and as an outside director for purposes of section 162(m) of the Internal Revenue Code of 1986. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. Accordingly, no interlocks with other companies, within the meaning of the SEC’s proxy rules, existed during 2014.

Governance and Policy Committee. The Governance and Policy Committee is responsible for developing and recommending to the Board of Directors criteria for board membership; identifying, and reviewing the qualifications of, director candidates; and assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board. The Governance and Policy Committee also reviews and recommends action to the Board regarding transactions with related persons and matters involving corporate governance and generally oversees the evaluation of the Board of Directors. The members of the Governance and Policy Committee are Ms. Kelly (chair), Adm. Fargo and Mr. Welch. Mr. Welch joined the Governance and Policy Committee on February 24, 2015.

Finance Committee. The Finance Committee oversees and reviews our financial affairs, strategies and policies. The Finance Committee is responsible for reviewing and making recommendations to the Board regarding: our financial policies and strategies, capital structure and financial condition, our issuances of debt and equity securities and significant borrowing transactions, strategic transactions, our dividend policy and stock repurchase programs and significant capital expenditures. The Finance Committee also provides oversight to ensure that our financial policies and strategies are consistent with our capital budget, annual operating plan and strategic plan. The members of the Finance Committee are Mr. Schievelbein (chair), Ms. Harker and Adm. Miller.

BOARD STRUCTURE

Our Board is currently divided into three classes of equal size. Each class of directors is elected for a three-year term of office and until their successors are elected. The terms are staggered so the term of only one class of directors expires at each annual meeting. Artur G. Davis’ service on the Board ended on January 1, 2015. On February 24, 2015, the Board elected John K. Welch to fill the vacancy in the class of directors with terms expiring in 2016.

At our 2014 annual meeting of stockholders, our stockholders approved a non-binding proposal that the Board take the steps necessary to eliminate our classified board structure. At our 2015 annual meeting, we are asking you to approve an amendment to our certificate of incorporation that would declassify our Board. If this proposal is approved, we will amend our certificate of incorporation accordingly, and all directors elected at and after our annual meeting held in 2016 will be elected for one-year terms. Directors elected prior to the 2016 annual meeting, and any directors who may be elected by the Board to replace any of those directors, will continue to serve for the respective three-year terms for which they were elected.

Governance of the Company (Continued)

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

In accordance with our Corporate Governance Guidelines, our directors, with no members of management present (including directors who are also officers of the company), have the opportunity to meet in executive session at each regularly scheduled Board meeting. In addition, our Corporate Governance Guidelines provide that at least one executive session of independent directors is held each year. In 2014, all of our directors, other than our Chief Executive Officer, were independent under NYSE corporate governance listing standards. The independent directors met in executive session at each of the five regular Board meetings during the year. The non-executive Chairman presides over the executive sessions.

The Audit Committee regularly meets in separate executive sessions with management, our independent auditor and our Vice President of Internal Audit and with only members of the committee present. The Compensation Committee also meets in executive session on a regular basis with only members of the committee present.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board’s responsibilities include oversight of risk management, which includes overseeing our system of financial and operational internal controls, our compliance with applicable laws and regulations, and our processes for identifying, assessing and managing other significant risks that may affect the company. To discharge these responsibilities, the Board must understand the significant risks to which the company is subject. Risks are inherent in virtually every business decision and therefore incorporated into our business strategy, and the Board understands that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful, appropriate and managed risk-taking is essential for the company to be competitive and profitable. The Board’s objective in overseeing risk management is to satisfy itself that management is appropriately assessing and managing our significant risks.

Management has implemented an enterprise risk management (“ERM”) program, which includes periodic risk assessments, risk analysis, the development of risk plans for significant risks, monitoring of significant risks and reports on significant risks and ERM program activities to senior management and the Board. Our ERM process is managed by an Enterprise Risk Committee, comprised of management from across business units and programmatic and functional disciplines within the company. The Enterprise Risk Committee is responsible for developing enterprise risk assessments, developing and monitoring risk mitigation plans for our significant risks, monitoring emerging and evolving risks and developing reports and other data to facilitate management decision making and the Board’s risk oversight function. While the Board and its committees oversee risk management, management is responsible for identifying, assessing and managing risk.

The Board and its committees are responsible for evaluating the company’s ERM processes and determining whether they are functioning appropriately. Management provides a general briefing to the Board on an annual basis on the company’s overall ERM program, which includes a review of the results of the company’s latest enterprise risk assessment, a review of the company’s roster of significant risks identified in the annual assessment and assessments of the probabilities of such risks occurring and their potential severity. Management also briefs the Board or a Board committee on a periodic basis on each significant risk, which includes a detailed briefing on the risk and the related mitigation plan. The Board is updated on an interim basis on any changes to the company’s enterprise risk roster and any other material developments affecting the company’s ERM program.

Governance of the Company (Continued)

Oversight of risk management is a continuous process and inherent in the company’s strategic decisions. The Board and its committees facilitate open communication between management and the directors and foster an appropriate culture of integrity and risk awareness. The Board and its committees engage in communications throughout the year with management regarding risk assessment and risk management, and directors are free to and do communicate directly with senior management.

While the full Board has ultimate responsibility for the oversight of risk management, Board committees oversee individual enterprise risks relating to matters within the scope of their authority and report to the full Board with respect to this oversight. All standing committees play significant roles in the risk management oversight function. The Audit Committee oversees risks relating to the company’s financial statements, the financial reporting process and accounting and legal matters. The Audit Committee also oversees the internal and external audit functions and compliance with our Code of Ethics and Business Conduct. The Audit Committee meets separately with our Vice President of Internal Audit and with representatives of our independent auditing firm to discuss our significant financial exposures and management’s processes for monitoring and managing such exposures.

The Compensation Committee evaluates the risks associated with our compensation principles and practices. As discussed in more detail under Compensation Discussion and Analysis beginning on page 35 of this proxy statement, the Compensation Committee evaluates and approves compensation programs designed to mitigate compensation risks without diminishing the incentive elements of our compensation programs. The Compensation Committee also considers management’s processes for identifying and mitigating potential compensation risks. At least annually, the Compensation Committee reviews, and reports to the Board on, our senior management succession plan.

The Governance and Policy Committee monitors potential risks to the effectiveness of the Board, including director succession and committee composition, and the principal policies that guide the company’s governance. The Governance and Policy Committee also considers risks relating to the company’s policies and practices with respect to significant public policy and corporate responsibility matters.

One of the primary responsibilities of the Finance Committee is overseeing management’s activities in respect of strategic transactions. The Finance Committee also monitors our financial policies and strategies to ensure their consistency with our capital budget, annual operating plan and strategic plan. In addition, the Finance Committee is responsible for monitoring and overseeing our capital structure and financial condition, any securities issuances and significant borrowing transactions and significant capital expenditures.

BOARD AND COMMITTEE EVALUATIONS

In accordance with our Corporate Governance Guidelines, every year the Board (under the oversight of the Governance and Policy Committee) conducts an assessment of the performance of the full Board and individual committees, and the evaluation results are discussed by the Board. The Board is also required to consider the performance of each individual director on a regular basis.

POLICY AGAINST HEDGING AND PLEDGING COMPANY SECURITIES

Our insider trading policy prohibits officers, directors and certain employees from engaging in any of the following transactions for their own account: speculative transactions in company securities,

Governance of the Company (Continued)

pledges of company securities as collateral for a loan or other transaction or hedging transactions involving company securities, including zero cost collar transactions and forward sale contracts.

CODE OF ETHICS AND BUSINESS CONDUCT

Our Board of Directors has adopted a Code of Ethics and Business Conduct, which applies to our directors, officers and employees. This code forms the foundation of a comprehensive process that includes compliance with our corporate policies and procedures and encourages a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment, conflicts of interest, corporate opportunities and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of the company’s business. The Code of Ethics and Business Conduct includes provisions applicable to our senior financial officers, as required by SEC rules. Employees are required to report any conduct they believe in good faith is an actual or apparent violation of the code.

Our Code of Ethics and Business Conduct is available on our website at www.huntingtoningalls.com and is available in print to any stockholder requesting a copy.

MEETINGS AND ATTENDANCE

The Board held five meetings in 2014, and each of these meetings included an executive session of independent directors. In addition, the Board held 21 committee meetings, comprised of six Audit Committee, five Compensation Committee, five Governance and Policy Committee and five Finance Committee meetings. Each director attended 75% or more of the meetings of the Board and the committees on which he or she served during 2014.

Our Corporate Governance Guidelines establish an expectation that all directors will attend annual meetings of stockholders. All of our directors attended the 2014 annual meeting of stockholders.

INDEMNIFICATION

We indemnify our directors and our elected officers to the fullest extent permitted by law, so they can be free from undue concern about personal liability in connection with their service to HII. Our bylaws require this indemnification, and we have also entered into agreements with each director and elected officer contractually obligating us to provide this indemnification to him or her.

Communications and Company Documents

We welcome communications from our stockholders and other interested parties, and we make information we believe is important to our stockholders and interested parties available on our website. The following sections describe how stockholders and other interested parties can communicate with the Board, the information we make available to our stockholders and other interested parties and where you can find that information and the procedures that stockholders must follow to propose matters for consideration at our annual meetings or to nominate persons for election as directors at our annual meetings.

COMMUNICATIONS AND COMPANY DOCUMENTS

Stockholders and other interested parties can communicate with the Board, our non-executive Chairman, our independent directors as a group, individual directors or any of the standing Board committees in care of the Corporate Secretary, Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be registered.

Communications from stockholders and other interested parties are distributed to the Board, a committee or any individual director or directors, as appropriate, depending on the facts and circumstances of the communication. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; and surveys. In addition, communications that are unduly hostile, threatening or similarly unsuitable will be excluded; however, any communication will be made available to any director upon his or her request.

Our website contains our Restated Certificate of Incorporation, Certificate of Amendment of Restated Certificate of Incorporation, Restated Bylaws, Corporate Governance Guidelines, standing Board committee charters and Code of Ethics and Business Conduct and a link to our SEC filings. To view these documents, go to www.huntingtoningalls.com, click on “Investor Relations” and click on “Corporate Governance.” We will post any amendments to our Code of Ethics and Business Conduct on our website. If we waive a provision of the Code of Ethics and Business Conduct with respect to our chief executive officer, chief financial officer or principal accounting officer, we will post information about the waiver at the same location on our website. To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.huntingtoningalls.com, click on “Investor Relations” and click on “SEC Filings.”

We will promptly deliver free of charge to any requesting stockholder a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (without exhibits, when applicable), Corporate Governance Guidelines, standing Board committee charters and Code of Ethics and Business Conduct. Requests should be directed to: Corporate Secretary, Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607.

You can also print copies of these documents from our website at www.huntingtoningalls.com. The information on our website is not a part of this proxy statement.

FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Stockholders may present proposals for consideration at a future meeting of stockholders only if they comply with the requirements of the proxy rules established by the SEC and the requirements of our bylaws.

Communications and Company Documents (Continued)

Under SEC Rule 14a-8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2016 annual meeting of stockholders, the proposal must be received by us by November 20, 2015, at our principal executive offices at Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. The proposal should be sent to the attention of the Corporate Secretary.

Article II, Section 2.08 of our bylaws contains the procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders outside of SEC Rule 14a-8. Assuming that our 2016 annual meeting is held within 30 days before or after the anniversary of the 2015 annual meeting (April 30, 2015), we must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2016 annual meeting not less than 90 days nor more than 120 days in advance of the anniversary of the date on which we first mailed the proxy materials (March 19, 2015), or between November 20, 2015 and December 20, 2015.

The notice must be submitted in writing to our principal executive offices at Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. The notice should be sent to the attention of the Corporate Secretary. Our bylaws specify the information that must be contained in the notice. Our bylaws are posted on our website, www.huntingtoningalls.com, and can be accessed by clicking “Investor Relations” and “Corporate Governance.”

The Board of Directors

We believe our directors have qualifications, skills and experience that are consistent with our criteria for the selection of directors and that our directors, as a group, have functioned effectively together in overseeing the affairs of the company over the last year. All eight of our directors have served on the Board since our last annual meeting.

Our Board of Directors is currently divided into three classes of equal size. Each class of directors is elected for a three-year term of office and until their successors are elected. The terms are staggered so the term of only one class of directors expires at each annual meeting. Artur G. Davis’ service on the Board ended on January 1, 2015. On February 24, 2015, the Board elected John K. Welch to fill the vacancy in the class of directors with terms expiring in 2016.

At our 2014 annual meeting of stockholders, our stockholders approved a non-binding proposal that the Board take the steps necessary to eliminate our classified board structure. At this annual meeting, we are asking you to approve an amendment to our certificate of incorporation that would declassify our Board. If this proposal is approved, we will amend our certificate of incorporation accordingly, and all directors elected at and after our annual meeting held in 2016 will be elected for one-year terms. Directors elected prior to the 2016 annual meeting, and any directors who may be elected by the Board to replace any of those directors, will continue to serve for the respective three-year terms for which they were elected.

ROBERT F. BRUNER

Director since 2011

Term will expire at 2016 annual meeting

Dr. Bruner, age 65, currently serves as the dean of the Darden Graduate School of Business Administration at the University of Virginia, where he has been a faculty member since 1982.

Positions Held: Dr. Bruner is a financial economist whose research focuses in the areas of mergers and acquisitions, capital structure management, commercial and investment banking and corporate finance, and he has worked as a consultant for leading banks and professional services firms to train employees on these subjects. Dr. Bruner was the founding co-editor of the Emerging Markets Review. From 1996 to 2010, he served as Co-Editor of Educator: Courses, Cases, and Teaching, which is a successor to Finance Teaching and Case Abstracts, founded by Dr. Bruner in 1996. Dr. Bruner served as a Director of the Graduate Management Admission Council from 2006 to 2009, and chaired a Task Force on the Globalization of Management for AACSB International. From 2009 to 2011, he was Chairman of the Board of the Consortium for Graduate Study in Management. Prior to his time in academia, Dr. Bruner was an investment analyst and loan officer at First Chicago Corporation for three years, and also served in the U.S. Army Reserve from 1971 to 1977.

Education: Dr. Bruner received a B.A. from Yale University and an M.B.A. and a D.B.A. from Harvard University.

Qualifications, Experience, Attributes and Skills: We believe that Dr. Bruner is qualified to serve as a director based on his extensive experience as a financial economist, his long academic career, including his experience as the dean of a graduate school of business, his experience serving as a director of several educational organizations, and his previous banking and finance experience.

The Board of Directors (Continued)

THOMAS B. FARGO

Director since 2011

Term will expire at 2016 annual meeting

Adm. Fargo, age 66, is Chairman of the Board of Directors of Huntington Ingalls Industries, Inc.

Positions Held: Adm. Fargo has led companies in both the transportation and research and development sectors. He served as Commander of the U.S. Pacific Command, leading the largest unified command while directing the joint operations of the Army, Navy, Marine Corps and Air Force from May 2002 until his retirement from the U.S. Navy in March 2005. His 35 years of service included six tours in Washington, D.C. and five commands in the Pacific, Indian Ocean and Middle East, which included Commander-in-Chief of the U.S. Pacific Fleet, Commander Fifth Fleet and Naval Forces of the Central Command.

Current Public Company Directorships: Adm. Fargo serves on the boards of directors of Matson, Inc. and Hawaiian Electric Industries, Inc. (Hawaiian Electric Company).

Prior Public Company Directorships (within the last five years): Adm. Fargo served on the board of directors of Northrop Grumman Corporation, Alexander & Baldwin, Inc. and Hawaiian Holdings, Inc. (Hawaiian Airlines, Inc.), including as Chairman of its Compensation Committee.

Other Directorships and Memberships and Education: Adm. Fargo currently holds the John M. Shalikashvili Chair at the National Bureau of Asian Research. He also serves on the boards of directors of United Services Automobile Association (USAA), the United States Naval Academy Foundation, the Japan-America Society of Hawaii, the Iolani School Board of Governors and the Friends of Hawaii Charities. Adm. Fargo is a graduate of the United States Naval Academy.

Qualifications, Experience, Attributes and Skills: We believe that Adm. Fargo is qualified to serve as a director based on his service as Commander of the largest military command in the world and his senior military, government, and operations expertise. His public company board experience has given him expertise in corporate governance, aerospace and defense, transportation, and finance. Adm. Fargo has received formal training in board service at Harvard University and Stanford University. He also possesses specialized knowledge in both national and homeland security that is directly relevant to our core business and customers.

VICTORIA D. HARKER

Director since 2012

Term will expire at 2017 annual meeting

Ms. Harker, age 50, is the Chief Financial Officer of Gannett Co., Inc.

Positions Held: Prior to joining Gannett in June 2012, Ms. Harker had served as Chief Financial Officer since 2006 and as President of Global Business Services since 2011 of The AES Corporation, a multinational power company. Before joining AES, she was the acting Chief Financial Officer and Treasurer of MCI, Inc. from November 2002 through January 2006, and Chief Financial Officer of MCI Group, a unit of Worldcom, Inc., from 1998 to 2002.

Current Public Company Directorships: Ms. Harker serves on the Board of Directors of Xylem, Inc. (formerly ITT), a global water infrastructure company, and as Chair of its Audit Committee and a member of its Leadership Development and Compensation Committee.

Prior Public Company Directorships (within the last five years): Ms. Harker served on the Board of Directors and as a member of the Finance and Audit Committees of the Board of Darden Restaurants, Inc. from 2009 to 2014.

The Board of Directors (Continued)

Other Directorships and Memberships and Education: Ms. Harker is a member of the University of Virginia’s Board of Visitors, where she chairs the Finance Committee and is a member of the Executive Committee, as well as the Special Committee on Governance and the Committee on the University of Virginia’s College at Wise. She is a trustee of the University of Virginia Alumni Association’s $250M Jefferson Trust and participates as an emeritus society member of the Board of WolfTrap Foundation for the Performing Arts. Ms. Harker received a B.A. from the University of Virginia and an M.B.A. from American University.

Qualifications, Experience, Attributes and Skills: We believe Ms. Harker is qualified to serve as a director based on the significant experience in business and finance that she has accumulated serving as chief financial officer and in other senior management positions with other large publicly-traded companies, as well as her experience serving on boards and board committees of other publicly-traded companies.

ANASTASIA D. KELLY

Director since 2011

Term will expire at 2017 annual meeting

Ms. Kelly, age 65, is a Co-Managing Partner of DLA Piper Americas.

Positions Held: Prior to joining DLA Piper, Ms. Kelly was an executive officer of American International Group, Inc. from 2006 to 2010, serving as Executive Vice President and General Counsel from 2006 to January 2009 and as Vice Chairman until December 2009, positions for which she was responsible for addressing legal, regulatory, corporate governance and risk management issues. Prior to joining American International Group, Ms. Kelly was an executive and general counsel of several large, publicly-traded companies, including MCI/ WorldCom, Sears, Roebuck and Co., and Fannie Mae.

Current Public Company Directorships: Ms. Kelly serves as a director and Chair of the Risk Committee and a member of the Governance and Nominating Committee of Owens-Illinois, Inc., the world’s largest manufacturer of glass containers.

Other Directorships and Memberships and Education: Ms. Kelly serves on the boards of numerous philanthropic organizations. She serves as a director of the Cardiovascular Institute at George Washington University Hospital, and is a member of the Rock Center for Corporate Governance at Stanford University Law School. Ms. Kelly is also past Chair of Equal Justice Works and a director of Lawyers for Children America. She was a director of Saxon Capital from 2005 to 2007. Ms. Kelly received a B.A., cum laude, from Trinity University and a J.D., magna cum laude, from George Washington University Law School. She is a member of the Texas Bar and the District of Columbia Bar and a Fellow of the American Bar Foundation.

Qualifications, Experience, Attributes and Skills: We believe that Ms. Kelly is qualified to serve as a director based on her many years of experience as a senior executive and general counsel of several large, publicly traded companies, her experience as a director of another public company, and her varied business and legal experience.

PAUL D. MILLER

Director since 2011

Nominee for director at this annual meeting

Term will expire at 2018 annual meeting, if elected

Adm. Miller, age 73, served as Chairman and CEO of Alliant Techsystems Inc., an aerospace and defense company, from 1999 until his retirement in 2005.

The Board of Directors (Continued)

Positions Held: Adm. Miller was President and CEO of Sperry Marine, Inc. from 1994 to 1998. During his 30-year career with the U.S. Navy, Adm. Miller served as Commander-in-Chief, U.S. Atlantic Command, one of five U.S. theater commands, and served concurrently as NATO Supreme Allied Commander-Atlantic.

Current Public Company Directorships: Since 2001, Adm. Miller has served on the boards of directors and as a member of the Audit Committees of both Donaldson Company, Inc. and Teledyne Technologies, Incorporated.

Other Directorships and Education: Adm. Miller was a director of Atlantic Marine Inc., a private company, from 2009 until the company was sold in 2010. He has a B.A. from Florida State University, completed the U.S. Navy War College, has an M.B.A. from the University of Georgia and completed the Executive Management Program (PDM) at Harvard Business School.

Qualifications, Experience, Attributes and Skills: We believe that Adm. Miller is qualified to serve as a director based on his 30 years of experience with the U.S. Navy, his experience as the chairman and chief executive officer of an aerospace and defense company, and his experience as a director of other public and private companies.

C. MICHAEL PETTERS

Director since 2011

Nominee for director at this annual meeting

Term will expire at 2018 annual meeting, if elected

Mr. Petters, age 55, is the President and Chief Executive Officer of Huntington Ingalls Industries, Inc.

Positions Held: Mr. Petters served as President of Northrop Grumman Shipbuilding from 2008, when it was formed, until 2011, when it was spun off to form HII. Prior to that, he was President of Northrop Grumman Newport News beginning in 2004. Since joining Newport News Shipbuilding and Dry Dock Company, Inc. in 1987, his responsibilities have included oversight of the Virginia-class submarine program, the nuclear-powered aircraft carrier programs, aircraft carrier overhaul and refueling, submarine fleet maintenance, commercial and naval ship repair, human resources and business, and technology development. During his stint in the U.S. Navy, Mr. Petters served aboard the nuclear-powered submarine USS Bancroft, and he spent five years in the Naval Reserve.

Other Directorships and Memberships and Education: Mr. Petters serves on the board of directors of the U.S. Naval Academy Foundation, and is a member of the board of trustees of the Naval Aviation Museum Foundation. He holds a B.S. in physics from the United States Naval Academy and an M.B.A. from the College of William and Mary.

Qualifications, Experience, Attributes and Skills: We believe that Mr. Petters is qualified to serve as a director based on his experience as our President and Chief Executive Officer, his experience as President of our predecessor companies, his experience in operations and in other senior management positions of our predecessor companies, and his military experience as a naval officer.

THOMAS C. SCHIEVELBEIN

Director since 2011

Term will expire at 2017 annual meeting

Mr. Schievelbein, age 61, is the Chairman, President and Chief Executive Officer of The Brink’s Company and a director of New York Life Insurance Co.

The Board of Directors (Continued)

Positions Held: Mr. Schievelbein served as President of Northrop Grumman Newport News and was a member of the Northrop Grumman Corporate Policy Council from November 2001 until his retirement in November 2004. He served as Chief Operating Officer of Newport News Shipbuilding Inc. from 1995 until 2001 and was responsible for the design, construction and maintenance of nuclear-powered aircraft carriers and submarines. His experience includes the Virginia -class submarine program, CVN-76, CVN-77, and CVN-21 aircraft carrier programs, aircraft carrier overhaul and refueling, submarine fleet maintenance, commercial and naval ship repair, and business development.

Current Public Company Directorships: Mr. Schievelbein has served on the board of directors of The Brink’s Company since March 2009 and has been Chairman of that board since June 2012. He previously served as a member of its Audit and Compensation Committees. Mr. Schievelbein has served on the board of directors of New York Life Insurance Co. since 2006 and currently serves as Chairman of the Compensation Committee and a member of the Audit Committee and Governance Committee.

Prior Public Company Directorships (within the last five years): Mr. Schievelbein previously served on the Board of Directors of McDermott International Inc. from 2004 to 2012.

Other Directorships and Memberships and Education: Mr. Schievelbein is a past member of the Secretary of the Navy’s Advisory Panel and was a director of the United States Naval Academy Foundation from 2004 through 2012. He holds a B.S. in Marine Engineering from the United States Naval Academy and a Master’s Degree in Nuclear Engineering from the University of Virginia.

Qualifications, Experience, Attributes and Skills: We believe that Mr. Schievelbein is qualified to serve as a director based on his experience as the President and Chief Operating Officer of Northrop Grumman Newport News and Chief Operating Officer of Newport News Shipbuilding Inc., his experience as Chairman, President and Chief Executive Officer of a public company, and his experience serving as a director of a number of public companies.

KARL M. VON DER HEYDEN

Director since 2011

Nominee for director at this annual meeting

Term will expire at 2018 annual meeting, if elected

Mr. von der Heyden, age 78, is the retired Vice Chairman of PepsiCo, Inc.

Positions Held: Mr. von der Heyden was Vice Chairman of the Board of Directors of PepsiCo, Inc. from 1996 to 2001, where he also served in various senior management capacities, including as Chief Financial Officer. He was previously Co-Chairman and Chief Executive Officer of RJR Nabisco, Inc., President and Chief Executive Officer of Metallgesellschaft Corp., and Senior Vice President, Chief Financial Officer and a director of H.J. Heinz Company.

Prior Public Company Directorships (within the last five years): Mr. von der Heyden has served as a director of DreamWorks Animation SKG Inc. (October 2005 to June 2009), Macy’s, Inc. (February 1992 to May 2010), and NYSE Euronext, Inc. (December 2005 to May 2008.)

Other Directorships and Memberships and Education: Mr. von der Heyden is a former director of Aramark Corporation (September 2001 to December 2006) and PanAmSat (March 2005 to May 2006) and a former trustee of Duke University, the YMCA of Greater New York, and other non-profit organizations. He served as Chairman of the Financial Accounting Standard Board’s Advisory Council

The Board of Directors (Continued)

and was a senior adviser to the Clipper Group, a private equity firm. He attended the Free University of Berlin and received a B.A. from Duke University and M.B.A. from the Wharton School of Business at the University of Pennsylvania. He also received a CPA certificate.

Qualifications, Experience, Attributes and Skills: We believe that Mr. von der Heyden is qualified to serve as a director based on his experience as chief executive officer and chief financial officer of several large public companies, his experience as a director of numerous public companies and not-for-profit entities, and his varied business and finance experience.

JOHN K. WELCH

Director since 2015

Term will expire at 2016 annual meeting

Mr. Welch, age 65, was President and Chief Executive Officer of Centrus Energy Corp. from October 2005 until his retirement in October 2014.

Positions Held: Mr. Welch was President and Chief Executive Officer of Centrus Energy Corp. (formerly USEC Inc.) from October 2005 until his retirement in October 2014. He was previously a senior executive with General Dynamics Corporation, retiring from the company in 2003 as Executive Vice President for the Marine Systems Group, which included Bath Iron Works, Electric Boat and National Steel and Shipbuilding Company (NASSCO). During his career with General Dynamics, which began in 1989, Mr. Welch also served as President of Electric Boat, Vice President of Programs for Electric Boat, with responsibility for new construction, overhaul and repair programs, material acquisition and information technology, and Vice President for Program Development at Electric Boat, with responsibility for strategic planning, program and product marketing, and high-technology program acquisition and management. Mr. Welch served over seven years on active duty with the U.S. Navy as a nuclear submarine officer and retired from the Naval Reserve.

Prior Public Company Directorships (within the last five years): Mr. Welch served on the Board of Directors of Centrus Energy Corp. and its predecessor, USEC Inc., from 2005 until 2013.

Other Directorships and Memberships and Education: Mr. Welch is Chairman of the Board of Battelle Memorial Institute and serves on the board of Precision Custom Components. He earned a B.S.’ in aerospace engineering from the U.S. Naval Academy, a masters in aeronautical engineering from the Naval Postgraduate School and an M.B.A. from Loyola College.

Qualifications, Experience, Attributes and Skills: We believe that Mr. Welch is qualified to serve as a director based on his senior executive experience at other public companies in the shipbuilding and energy markets, including his experience as executive vice president of the primary competitor to our core shipbuilding business. Mr. Welch also brings experience as a director of other public and private companies and not-for-profit entities.

Additional Information. Mr. Welch is the retired President and Chief Executive Officer of Centrus Energy Corp. (formerly USEC Inc.). Centrus Energy filed a voluntary petition under Chapter 11 of the federal bankruptcy code on March 5, 2014. On September 30, 2014, Centrus Energy emerged from Chapter 11, prior to Mr. Welch’s retirement from the company.

Director Compensation

Director compensation elements are designed to:

•	Promote alignment with long-term stockholder interests;

•	Ensure we can attract and retain outstanding directors who meet the criteria described in the Governance of the Company section of this proxy statement;

•	Recognize the substantial time commitments necessary to oversee the affairs of our company; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation is reviewed by the Compensation Committee, which makes recommendations to the full Board for consideration and approval. Our executive officers are not paid additional compensation for their service on our Board of Directors.

DIRECTOR COMPENSATION PROGRAM

Our director compensation program for non-employee directors is comprised of both cash retainers and equity awards in the form of either restricted stock units or shares of our common stock, in each case granted under our 2012 Long-Term Incentive Stock Plan.

The annual cash retainer for non-employee directors is $100,000. The additional annual cash retainer for serving as non-executive Chairman of the Board is $250,000. The additional annual cash retainers for serving as chairs of our standing Board committees are: $20,000 for Audit; $15,000 for Compensation; $15,000 for Governance and Policy; and $15,000 for Finance. The additional annual cash retainers for serving as members (but not as chairs) of the Board committees are: $15,000 for Audit; $5,000 for Compensation; $5,000 for Governance and Policy; and $5,000 for Finance. Cash retainer amounts are paid on a quarterly basis at the end of each quarter in arrears.

Non-employee directors receive an annual equity award, in the form of restricted stock units or shares of our common stock, valued at $100,000. On the first trading day of each quarter, each non-employee director is granted restricted stock units or shares, determined by dividing $25,000 by the per share closing price of our common stock on the NYSE on the date of grant, rounded down to the nearest whole unit or share.

Restricted stock unit awards are fully vested at date of grant and generally become payable within 30 days following the date a non-employee director ceases to provide services as a member of the Board. Non-employee directors are entitled to receive dividend equivalents with respect to their outstanding and unpaid restricted stock units. Dividend equivalents are paid in the form of a credit of additional restricted stock units and are subject to the same vesting, payment and other provisions as the underlying restricted stock units.

Beginning January 1, 2015, if a non-employee director owns shares of our common stock equal to at least five times the director’s annual cash retainer, the director may elect to receive his or her annual equity award in the form of either shares of our common stock or stock units that are payable in the fifth calendar year after the year in which the annual equity award is earned (or, if earlier, upon termination of the director’s board service). The common stock or stock units are fully vested on the date of grant.

Director Compensation (Continued)

2014 DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation for the year ended December 31, 2014, of our non-employee directors who served during any part of 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert F. Bruner	115,000	99,802	—	214,802
Artur G. Davis*	120,000	99,802	—	219,802
Thomas B. Fargo	350,000	99,802	—	449,802
Victoria D. Harker	110,000	99,802	—	209,802
Anastasia D. Kelly	115,000	99,802	—	214,802
Paul D. Miller	120,000	99,802	—	219,802
Thomas C. Schievelbein	130,000	99,802	—	229,802
Karl M. von der Heyden	120,000	99,802	—	219,802

*	Mr. Davis served on the Board until January 1, 2015.
(1)	The values for stock awards represent the grant date fair values of restricted stock units granted in 2014, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 19 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. As of December 31, 2014, our non-employee directors held the following number of restricted stock units: Bruner—12,948; Davis—12,948; Fargo—15,405; Harker—3,502; Kelly—12,948; Miller—12,948; Schievelbein—12,948; and von der Heyden—12,948.

Executive Compensation

INTRODUCTION

This section provides information about our executive compensation program with respect to the 2014 compensation of our Named Executive Officers. It begins with biographies of our Named Executive Officers. Next is the Compensation Discussion and Analysis, which explains how and why the Compensation Committee made its compensation decisions for the Named Executive Officers, followed by the Report of our Compensation Committee. Finally, this section includes the detailed executive compensation tables in the format required by the SEC, with related narrative disclosure.

NAMED EXECUTIVE OFFICER BIOGRAPHIES

The following biographies provide information regarding the experience of our Named Executive Officers.

C. Michael Petters, President and Chief Executive Officer

Mr. Petters is President and Chief Executive Officer of HII. He assumed this role on March 31, 2011, when Northrop Grumman Shipbuilding began operating as the newly-formed and publicly-owned Huntington Ingalls Industries following a spin-off from Northrop Grumman Corporation. Mr. Petters is also a member of our Board of Directors.

Mr. Petters is responsible for leading the design, construction and overhaul of conventionally-powered surface combatants, amphibious and auxiliary ships and nuclear-powered submarines and aircraft carriers, as well as business opportunities in adjacent markets. From 2008 until he assumed his current position, he served as president of Northrop Grumman Shipbuilding. Prior to that, he served as president of the Newport News sector of Northrop Grumman Corporation.

Mr. Petters joined Newport News Shipbuilding in 1987 in the Los Angeles -class submarine construction division. He subsequently held a number of increasingly responsible positions throughout the organization, including production supervisor for submarines, marketing manager for submarines and carriers, vice president for aircraft carrier programs, vice president for contracts and pricing, and vice president for human resources.

A native of Florida, Mr. Petters earned a bachelor’s degree in physics from the U.S. Naval Academy in 1982, served aboard the nuclear-powered submarine USS George Bancroft and spent five years in the Naval Reserve. In 1993, he earned a master’s degree in business administration from the College of William and Mary.

Mr. Petters was appointed to serve on the Virginia Governor’s Advisory Council on Revenue Estimates. He serves on the board of directors of the U.S. Naval Academy Foundation and is a member of both the board of directors and the board of trustees of the Naval Aviation Museum Foundation. Mr. Petters also serves on the distinguished advisory board for the Dolphin Scholarship Foundation and on the advisory council for the Naval Historical Foundation.

Barbara A. Niland, Corporate Vice President of Business Management and Chief Financial Officer

Ms. Niland is Corporate Vice President, Business Management and Chief Financial Officer of HII. Named to this position at the time of the spin-off, she is responsible for directing our business strategy and processes in support of business growth and profitability goals. Ms. Niland also has responsibility

Executive Compensation (Continued)

for business management functions, such as investor relations, treasury, internal audit, contracts, estimating and pricing, accounting, financial reporting, planning and analysis, rates and budgets, and program cost control.

Prior to her current position, Ms. Niland served as sector vice president of business management and chief financial officer of Northrop Grumman Shipbuilding (2008-2011) and the Newport News sector of Northrop Grumman Corporation (2004-2008), positions in which she was responsible for directing the sector’s business strategy and processes in support of business growth and profitability goals. She also had responsibility for sector business management functions, such as contracts, estimating and pricing, accounting, financial reporting, planning and analysis, rates and budgets, and program cost control. Before that, Ms. Niland served as vice president of finance and controller for Northrop Grumman’s Electronic Systems sector. In this role, she was responsible for financial planning, financial accounting, government accounting, engineering and manufacturing finance, international finance, and business management functions.

Ms. Niland began her career at Westinghouse (a predecessor of Northrop Grumman Electronic Systems) in 1979, where she held a number of financial and business management positions, serving as business manager for a number of space systems programs and later being named program director of business management for space systems. Ms. Niland was promoted to vice president of finance and controller for Northrop Grumman Electronic Systems in 2002.

Ms. Niland earned a bachelor’s degree in finance from Towson State University and a master’s of science degree from the University of Maryland University College.

Matthew J. Mulherin, Corporate Vice President and President, Newport News Shipbuilding

Mr. Mulherin is Corporate Vice President and President of Newport News Shipbuilding. Named to this position in 2011, he is responsible for all Newport News Shipbuilding engineering, operations and programs, including the most complex ships in the world: nuclear-powered aircraft carriers and nuclear-powered submarines. Newport News Shipbuilding generates approximately $4 billion in annual revenues and employs more than 23,000 employees.

Mr. Mulherin also has responsibility for our subsidiaries Continental Maritime, a San Diego shipyard that services and supports U.S. Navy ships on the West Coast, AMSEC, a full-service provider of engineering, logistics, and technical support services to the U.S. Navy, and Stoller Newport News Nuclear, a provider of technical, ecological, waste management, and remediation and consulting services within the Department of Energy markets.

From 2008 until he assumed his current position, Mr. Mulherin served as sector vice president and general manager of site operations at Newport News as part of Northrop Grumman Shipbuilding. His responsibilities included programs for the company’s Newport News operations, where he successfully led the sector’s aircraft carrier design and construction programs, carrier refueling and overhaul programs, and the submarine program.

Mr. Mulherin earned a bachelor’s degree in civil engineering from Virginia Tech in 1981 and began his career at Newport News Shipbuilding the same year as a nuclear test engineer. Since then, he has held positions of increasing responsibility, including nuclear project manager for Los Angeles-class submarines, director of facilities, director of nuclear engineering and refueling, and director of carrier refueling and overhaul construction. Mr. Mulherin also served as director and vice president for the next generation of aircraft carriers, the Gerald R. Ford class, and vice president of all programs, including shipbuilding and repair, Department of Energy programs, and commercial energy programs.

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Mr. Mulherin serves on the boards of directors of the Shipbuilders Council of America and the Naval Submarine League. He also serves on the board of trustees of The Mariners’ Museum, as a committee member of Greater Peninsula NOW, as a member of the Hampton Roads Business Roundtable, and as a member of the board of directors of the Peninsula Towne Bank. In 2013, Mr. Mulherin was appointed by the governor of Virginia to serve on the board of directors for the Virginia Nuclear Energy Consortium Authority.

Bruce N. Hawthorne, Corporate Vice President and Chief Legal Officer

Mr. Hawthorne served as Corporate Vice President, General Counsel and Secretary of HII from the time of the spin-off until he retired from that position effective January 12, 2015. He is continuing with the company in the position of Corporate Vice President and Chief Legal Officer to assist in the transition of our new general counsel.

Prior to joining the company in 2011, Mr. Hawthorne served as a partner and practice development chairman for the law firm of Arnall Golden Gregory LLP (“AGG”), facilitating its development of best practices around collaboration and value delivery, client relationships and talent development. From 2008 until joining AGG, he served as co-founder and managing director of Consigliere Group LLC, a consulting and technology services firm.

Mr. Hawthorne’s corporate career includes serving as executive vice president, general counsel and secretary of Electronic Data Systems during a time when the company was pursuing a major transformation. While there, he led a global legal team that provided counsel and support to a population of 110,000 employees. Prior to that, he served as executive vice president and chief staff officer of Sprint Corp. As chief staff officer, he had executive responsibility for multiple functions, including strategy, corporate development, human resources, communications, brand management and security. Until 2003, Mr. Hawthorne was a senior partner of the law firm of King & Spalding LLP, where his practice focused on corporate and securities law, corporate governance, mergers and acquisitions, and strategic joint ventures.

Mr. Hawthorne holds a B.B.A from the University of Michigan, an M.B.A. (Beta Gamma Sigma) from The University of Detroit and a J.D. (Order of the Coif) from Vanderbilt University, where he was the managing editor of the Vanderbilt Law Review. Admitted to the state bars of Virginia and Georgia, he is a member of the American Bar Association, the ABA Business Law Section’s Federal Regulation of Securities Committee, and the Society of Corporate Secretaries and Governance Professionals.

Brian J. Cuccias, Corporate Vice President and President, Ingalls Shipbuilding

Mr. Cuccias is Corporate Vice President and President of Ingalls Shipbuilding. Named to this position in 2014, he is responsible for all programs and operations at Ingalls, including U.S. Navy destroyers, amphibious assault and surface combatant programs, and the U.S. Coast Guard cutter program.

Mr. Cuccias began his shipbuilding career in 1979 with Litton Data Systems, where he served as a financial analyst on several Navy programs, including amphibious assault ships and Spruance- and Kidd-class destroyers. Since then, he has held a number of positions of increasing responsibility, including: assistant to the group vice president of Avondale Industries; sector vice president, material, for Northrop Grumman Ship Systems; program manager and vice president for Northrop Grumman’s DDG 1000 program; and vice president, surface combatants, for Northrop Grumman Shipbuilding,

Executive Compensation (Continued)

which included Arleigh Burke-class (DDG 51) and Zumwalt-class (DDG 1000) destroyers and Coast Guard programs.

Most recently, Mr. Cuccias served as Ingalls’ vice president, program management, responsible for program execution and financial performance for all ships produced by the shipyard.

Mr. Cuccias earned a bachelor’s degree in accounting from the University of South Alabama and has attended executive education programs at Harvard Business School and the University of Pennsylvania’s Wharton School. He serves on the board of directors for the Jackson County Economic Development Foundation.

Irwin F. Edenzon, Corporate Vice President and President, Ingalls Shipbuilding, and Corporate Vice President, Special Projects (Retired)

Mr. Edenzon served as Corporate Vice President and President of Ingalls Shipbuilding from 2011 through April 1, 2014. From that time until his retirement from HII on December 1, 2014, he served as Corporate Vice President, Strategic Projects.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the 2014 compensation of our Named Executive Officers.

We design, build and manage the life-cycle of the most complex nuclear- and conventionally-powered ships for the U.S. Navy and U.S. Coast Guard. For more than a century, our Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. In addition, we provide engineering and project management services expertise to the commercial energy industry, the Department of Energy and other government customers. Headquartered in Newport News, Virginia, we employ approximately 39,000 people operating both domestically and internationally. The goal of our executive compensation program is to support a pay-for-performance culture by implementing compensation programs that are market competitive, customer-focused and fair to our stockholders.

Our 2014 Named Executive Officers (“NEOs”) are:

C. Michael Petters	President and Chief Executive Officer

Barbara A. Niland	Corporate Vice President, Business Management and Chief Financial Officer

Matthew J. Mulherin	Corporate Vice President and President, Newport News Shipbuilding division

Bruce N. Hawthorne*	Corporate Vice President, Chief Legal Officer

Brian J. Cuccias**	Corporate Vice President and President, Ingalls Shipbuilding

Irwin F. Edenzon***	Corporate Vice President, Strategic Projects (retired)

*	Mr. Hawthorne served as Corporate Vice President, General Counsel and Secretary until January 12, 2015.

Executive Compensation (Continued)

**	Mr. Cuccias became Corporate Vice President and President, Ingalls Shipbuilding on April 1, 2014. Prior to that, he served as Vice President, Program Manager, Ingalls Shipbuilding.

***	Mr. Edenzon served as Corporate Vice President and President, Ingalls Shipbuilding, until April 1, 2014, and then as Corporate Vice President, Strategic Projects, until his retirement from the company on December 1, 2014.

Executive Summary

Our executive compensation programs and practices are described in detail over the next several pages. We believe our compensation approach is balanced over both the short- and long-term and thereby mitigates risk taking behaviors and encourages our NEOs to focus on performance that has a positive impact on both our customers and stockholders.

Our compensation principles are based on significant reward opportunities for our NEOs if we achieve our financial and operational goals. The focus on performance is demonstrated in the compensation mix of our NEOs. For example, 96% of Mr. Petters’ total direct compensation in 2014 was directly linked to our performance in the form of his annual and long-term incentive awards. Performance-based compensation also comprised a significant percentage of the total direct compensation of our other NEOs; approximately 89% of their total direct compensation was comprised of performance-based incentive awards. Adherence to this underlying principle of pay for performance focuses us consistently on achieving our financial and operational goals. Above all, these goals are customer-focused, rewarding safety, quality, cost and schedule performance, and stockholder-friendly, rewarding consistent achievement of strong financial results and building or increasing stockholder value.

2014 Business Highlights

Since beginning operations as a stand-alone company four years ago, we have consistently communicated that the pillars of our performance are built around safety, quality, cost and schedule. We have also shared our vision of building a stronger engineering and manufacturing enterprise by delivering the most capable and affordable military ships to our U.S. Navy and U.S. Coast Guard customers, as well as delivering excellence to our commercial energy and adjacent market customers, including the Department of Energy. Our focus continues to be on creating value for all of our stakeholders, and our success is directly linked to the contributions of our more than 39,000 employees across the world and their unfaltering commitment to excellence and our Code of Ethics and Business Conduct. Below are some of our highlights from 2014:

•	Received $10.1 billion in new contract awards, contributing to a $3.4 billion increase in our total backlog as of the end of the year;

•	Achieved over $6.9 billion in revenues, a 2% increase over the prior year, and generated $338 million in net earnings, representing a 30% increase over last year’s results;

•	Continued our healthy trend in creating stockholder value, reporting $6.86 diluted earnings per share, compared to $5.18 in the prior year;

•	Repurchased $138 million of our common stock while doubling our quarterly cash dividend to $0.40 per share in the fourth quarter;

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Utilized proceeds from the issuance of $600 million aggregate principal amount of 5.000% senior notes due 2021 to repurchase our $600 million aggregate principal amount of 6.875% senior notes due 2018;

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•	Announced plans to offer on-site family healthcare centers exclusively designed for our Ingalls Shipbuilding and Newport News Shipbuilding employees and their families;

•	Christened and launched the submarine SSN-785 John Warner and National Security Cutter NSC-5 James;

•	Delivered the amphibious assault ship LHA-6 USS America;

•	Delivered the U.S. Coast Guard National Security Cutter NSC-4 Hamilton; and

•	Acquired The S.M. Stoller Corporation, renamed Stoller Newport News Nuclear, in the first quarter and UniversalPegasus International in the second quarter of 2014.

Commitment to Best Practices in Compensation

We highlight below certain executive compensation practices that we have implemented to drive performance, as well as certain practices we have avoided, because we do not believe they would serve our customers’ or stockholders’ long-term interests.

What We Do

•	Consideration of Annual “Say-on-Pay” Advisory Vote: The Compensation Committee considers the results of the annual stockholder “Say-on-Pay” advisory vote on executive compensation.

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Pay for Performance: In 2014, the Compensation Committee awarded a significant majority of total direct compensation to NEOs in the form of variable compensation that is performance-based. Variable compensation is tied to the achievement of performance goals and includes annual incentive awards and restricted performance stock rights, which are described in detail in this CD&A.

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Compensation Risk Assessment: We assess the risk of our compensation programs on an annual basis both internally and with the engagement of our independent compensation consultant. The Compensation Committee agreed with the consultant’s conclusion that there was no undue risk associated with the design or delivery of the programs in 2014.

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Executive Compensation Recoupment (Clawback Policy): Our executive compensation recoupment policy allows us to seek reimbursement of all or a portion of any performance-based short- or long-term cash or equity incentive compensation paid or awarded to executive officers in certain circumstances.

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Targeted Benchmarking: HII is a unique business with few direct competitors. The Compensation Committee must therefore strike a balance between internal equity and external benchmarking when setting executive pay levels.

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Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis.

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Executive Stock Ownership Guidelines and Holding Requirements: Our stock ownership guidelines provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling

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our stock until ownership requirements have been met. The holding requirements also require our NEOs to continue to hold a portion of their long-term incentive awards for an additional three years after they vest.

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Director Stock Ownership Guidelines and Holding Requirements: Our directors do not have specific stock ownership guidelines, but they historically have been required to hold all stock they receive as compensation until they no longer serve on our Board. Beginning in January 2015, however, non-employee directors who have attained a stock ownership level of at least five times the amount of their annual cash retainer may elect, on an annual basis, to receive their annual equity award directly in shares of our common stock or stock units that are payable in the fifth calendar year after the year in which the annual equity award is earned (or, if earlier, upon termination of the director’s board service).

What We Don’t Do

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No Employment Agreements: None of our NEOs have employment agreements, so each NEO is employed by the company “at will.” We maintain a severance plan that provides for the payment of severance benefits in limited termination situations.

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No Change-in-Control Agreements: We do not provide change-in-control agreements or related executive tax gross-up benefits. The only change-in-control provision in our compensation plans, which applies to all employees who hold equity awards, is the possible acceleration of equity vesting in certain limited circumstances within the parameters of a change-in-control transaction, as defined in the related plans.

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No Hedging or Pledging by Officers or Directors Permitted: Officers, directors and certain other employees are prohibited from engaging in speculative transactions in our securities, pledging our securities as collateral for a loan or other transaction or engaging in any hedging transactions involving our securities.

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No Dividends or Dividend Equivalents on Unearned RPSRs: No dividends or dividend equivalents are paid out on RPSRs during the performance period. Dividend equivalent units are paid only at the time and to the extent that the underlying shares are vested and paid.

Executive Compensation Principles

The Compensation Committee of the Board of Directors (which we refer to as the “Committee” in this CD&A) is comprised exclusively of independent directors, as determined under NYSE corporate governance listing standards, including the enhanced independence considerations applicable to members of the Committee. The Committee oversees all of our compensation and benefit programs that affect our NEOs, as well as other officers elected by the Board of Directors. The Committee also provides strategic direction for our total compensation and benefits structure and reviews and considers CEO and senior executive succession plans. In conducting oversight of these programs, the Committee is guided by the following compensation principles it has approved.

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Our compensation programs will be primarily customer-focused, rewarding safety, quality, cost and schedule performance, and stockholder friendly, rewarding consistent achievement of strong financial results and building or increasing stockholder value.

•	Compensation programs will be designed to influence outcomes and will provide a balance between short- and long-term performances.

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Compensation programs will be based on achievement of clear and measurable financial results and accountabilities, with an emphasis on performance-based compensation, and will be formula-based with appropriate levels of discretion for adjustments.

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Compensation and benefits will be competitive within the market. Alignment with peer companies will be considered when developing programs and goals, but measures oriented to strongly improving our own business results will be the predominant factor.

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Compensation will be disclosed and explained in a transparent and understandable manner. Clear and concise goals will be established to enable the assessment of performance by the Committee and by stockholders through the CD&A.

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Achievement of business goals through both annual operating performance and increased stockholder value will produce significant individual rewards; failure to achieve business goals will negatively affect the pay of our executives.

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To promote alignment of management and stockholder interests, elected officers will meet stock ownership guidelines in the following multiples of base salary: CEO and President, seven times; all other elected officers reporting to the CEO, three times. The Committee will monitor attainment of the ownership guidelines on an annual basis. Board members have historically been required to hold stock awards for the duration of their service on the Board. Beginning in January 2015, however, non-employee directors who have attained a stock ownership level of at least five times the amount of their annual cash retainer may elect, on an annual basis, to receive their annual equity award directly in shares of our common stock or stock units that are payable in the fifth calendar year after the year in which the annual equity award is earned (or, if earlier, upon termination of the director’s board service).

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The mix of long-term awards, selection of performance criteria and oversight of compensation programs, together with other features such as our stock ownership guidelines and holding requirements, will be designed to discourage excessive risk taking by emphasizing a long-term focus on compensation and financial performance.

•	Our NEO compensation strategy will be consistently applied for all incentive plan participants to promote proper alignment, accountability and line-of-sight regarding commitments and priorities.

2014 Key Compensation Decisions

Key compensation decisions for our NEOs for 2014 included the following:

•	With the exception of Mr. Petters, base salaries for our NEOs were increased, based on analyses of market and peer company data, in an effort to maintain market competitiveness.

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Targets as a percentage of base salary for potential payouts under our Annual Incentive Plan were not increased in 2014. Based on our performance for 2014, as well as the individual performances of our NEOs, payout awards were approved at levels that ranged from 149% to 167% of targets.

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Targets as a percentage of base salary for long-term incentive awards were not increased in 2014. All long-term incentive awards were in the form of restricted performance stock rights, which vest only upon achievement of performance metrics consisting of pension adjusted

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return on invested capital (“ROIC”) and earnings before interest, taxes, depreciation, amortization and pension (“EBITDAP”) over the performance period from January 1, 2014 through December 31, 2016.

Pay for Performance

Our compensation principles and pay-for-performance culture are designed to attract and retain key talent and incentivize them as they strive to meet or exceed both customer and stockholder expectations. As such, we provide significant reward opportunities to our NEOs if we achieve our financial and operational goals. Above all, these goals are customer-focused, rewarding achievement of safety, quality, cost and schedule goals, and stockholder-friendly, rewarding consistent achievement of strong financial results and building or increasing stockholder value.

This focus on performance is demonstrated in the compensation mix of our NEOs. For example, 96% of Mr. Petters’ total direct compensation in 2014 was linked directly to our performance in the form of his annual and long-term incentive awards. Performance-based compensation also comprised approximately 89% of the total compensation of our other NEOs. Performance-based awards are balanced over the short- and long-term, incentivizing behaviors that promote stockholder value while mitigating risk taking behaviors and encouraging our NEOs to focus on performance that has a positive impact on our customers and stockholders.

The design of our incentive plans also supports our pay-for-performance principles. Exceeding our financial and operational targets can result in a payout of up to 200% of the original award target, while failure to meet our targets can result in no payouts of incentive compensation to NEOs under our plans.

2014 “Say-on-Pay” Advisory Vote on Executive Compensation

Consistent with our goal to support a pay for performance culture by implementing compensation programs that are market competitive, customer-focused and fair to our stockholders, we seek the views of our stockholders on the design, effectiveness and results of our executive compensation program.

At our 2014 Annual Meeting of Stockholders, our stockholders approved our executive compensation on an advisory basis with 99% of the votes cast. This strong support, among other factors, resulted in the Committee not making any significant changes to our executive compensation program.

Retention of Independent Compensation Consultant

The Committee continued in 2014 to use an independent compensation consultant, Exequity LLP, to assist in performing obligations specified in the Committee’s charter. Under the terms of the agreement between the Committee and the consultant, the Committee has the exclusive right to select, retain and terminate Exequity, as well as to approve any fees, terms or other conditions of Exequity’s service. Exequity reports directly to the Committee. When directed to do so by the Committee, the consultant also works collaboratively with the company’s management to develop analyses and proposals for presentations to the Committee. The Committee reviews the performance of the independent consultant on an annual basis and determines whether to continue the relationship.

Exequity attended several Committee meetings during 2014 and presented analyses and key recommendations for Committee consideration, discussed emerging trends and technical issues and reviewed and commented on management proposals, as appropriate. In addition, the consultant responded to miscellaneous Committee requests.

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Compensation Consultant Independence Assessment

In accordance with SEC rules and NYSE listing standards, the Committee requested and received information from Exequity relating to the consultant’s independence and potential conflicts of interest, including information regarding the following: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

Based on an assessment of these factors, including information gathered from our directors and executive officers relating to business or personal relationships with the consulting firm or the individual consultants, the Committee concluded that the consultant is independent and that the work of the consultant did not raise any conflict of interest.

Peer Group Development

The Committee believes that our total compensation program (base salary, target annual incentive awards, target long-term incentive award values and benefits) should, in the aggregate, provide compensation at approximately the 50th percentile in the relevant market. Based on an analysis conducted by Exequity and reviewed with the Committee, the Committee determined that our NEO base pay generally falls at or below the median and annual and long-term incentive payments are generally in the third or fourth quartile among the peer companies, which is consistent with both management’s and the Committee’s philosophy that a significant portion of an executive’s overall compensation package should be based on the performance of the company.

HII is a unique business with few direct peers. Data was therefore collected from peer companies with annual revenue generally between $1 billion and $10 billion that most closely match our company in terms of market cap, strategic interest, workforce similarities and/or business type. The median annual revenue for peer group companies was $5.5 billion, which is below our 2014 revenue of $6.9 billion. The targeted peer group for our 2014 NEO compensation analysis consisted of the following 16 companies:

Alliant Techsystems Inc.	Oshkosh Corporation
The Babcock & Wilcox Company	Precision Castparts Corp.
Exelis Inc.	Rockwell Collins, Inc.
Federal-Mogul Corporation	Chicago Bridge & Iron Company
Harris Corporation	Spirit AeroSystems Holdings, Inc.
L-3 Communications Holdings Inc.	Teledyne Technologies Incorporated
Moog Inc.	Triumph Group, Inc.
NRG Energy, Inc.	URS Corporation

As a result of ongoing monitoring and analysis of peer and potential peer companies, the Committee has decided to modify this peer group. The following changes have been made to our peer group for the 2015 plan year:

•	URS has been removed as a result of its merger with AECOM Technology Corp.;

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•	Alliant Techsystems Inc. has been replaced with Orbital ATK Inc., the new combined company resulting from the merger of Alliant and Orbital Sciences Corp.; and

•	KBR Inc. has been added.

All other peer companies will remain the same.

Compensation Risk Assessment

The Board actively oversees our overall risk profile, including the potential risk posed by our compensation programs. During the third quarter of 2014, a risk assessment and analysis of our executive compensation programs was conducted by Exequity. Their findings confirmed that our executive compensation programs are designed to drive a pay-for-performance culture and do not create risks that are likely to have a material adverse impact on the company. The Committee reviewed and discussed the risk analysis with the consultant and agreed with the consultant’s conclusions.

The following key factors are components of our executive compensation risk mitigation efforts:

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Our stock ownership guidelines and additional stock holding requirement of three years from the date of payout, including any payout that occurs within one year of retirement, provide a strong risk mitigation tool;

•	Our clawback policy applies to all employees at the level of Vice President and above, allowing us to recoup incentive payments in the event of restated financial results;

•	Our lack of employment agreements discourages management entrenchment and increases our flexibility to make management changes when appropriate;

•	Long-term incentive maximum payouts are capped at 200%, preventing possible windfall awards resulting from unforeseen circumstances; and

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Long-term incentive awards are earned over a three-year performance period and reduce any incentive to engage in business tactics that improve short-term performance at the expense of long-term success.

Creation of Annual Incentive Plan (AIP) and Long-Term Incentive Stock Plan (LTIP) Goals

The Committee approved financial metrics under our AIP for the corporate office, while the Committee approved a combination of financial and operational metrics for each of our two major operating divisions. The guiding principle behind all of our performance metrics is that they drive the desired outcomes to promote customer satisfaction and increase stockholder value.

Division operational goals based on clear and measurable results were developed collaboratively between division and corporate management. Operational goals fall into the categories of safety, quality, cost and schedule, with a fifth category oriented to goals focused on division-specific challenges and opportunities, which may change from year to year.

The Committee approved goals for the LTIP to reward performance in three-year increments. The performance metrics for all participants under the LTIP for 2014 were ROIC and EBITDAP.

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2014 Elements of Compensation

Compensation elements for executives consist of base salaries, annual incentives and long-term incentives. Annual base salary provides a fixed level of compensation that is competitive within the relevant market and helps us attract and retain highly qualified executives. Annual incentives are generally paid in cash and intended to provide motivation to executives to achieve pre-determined financial and operational targets that are clearly aligned with our strategic goals. Long-term incentives are generally equity-based and intended to promote achievement of pre-determined performance goals over a three-year period.

Base Salaries

With the exception of Mr. Petters, 2014 base salaries for our NEOs were increased from 2013 in an effort to maintain market competitiveness. The increases were based on management’s recommendations and analyses of market and peer company data conducted by our independent compensation consultant. Mr. Petters received an increase in base salary in 2013.

Base salaries for our NEOs for 2014 were as follows:

Name	Title	2014 Annual Salary ($)
C. Michael Petters	President and Chief Executive Officer	950,000
Barbara A. Niland	Corporate Vice President, Business Management and Chief Financial Officer	566,500
Matthew J. Mulherin	Corporate Vice President and President, Newport News Shipbuilding	515,000
Bruce N. Hawthorne	Corporate Vice President and Chief Legal Officer	515,000
Brian J. Cuccias	Corporate Vice President and President, Ingalls Shipbuilding	400,000
Irwin F. Edenzon	Corporate Vice President, Strategic Projects (retired)	515,000

Annual Incentives

The Committee approves annual incentive compensation targets for each NEO position. Targets vary with relevant benchmark market levels, individual job level, job scope and overall influence on our business results. The Committee considers both the recommendations of its compensation consultant and those of management in determining appropriate annual incentive target levels for our NEOs. The target incentive award (“Target Bonus”) is based on a percentage of each NEO’s base salary and, after the year has ended, provides a basis upon which a final award amount is determined by the Committee based on its assessment of performance against pre-determined performance criteria. Overall, our NEOs’ target cash bonus opportunities expressed as a percentage of base salary tend to fall in the third quartile of the relevant market data.

2014 Annual Incentive Plan

Target Bonuses for Mr. Petters, Ms. Niland, Mr. Hawthorne and Mr. Edenzon for 2014 were evaluated based on overall company performance, which includes operating margin and free cash flow, using our company performance factor (“CPF”) as well as an individual performance factor (“IPF”). Achievement of the maximum performance criteria will result in a CPF factor of 2.0. If the CPF is less than 0.5, no

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annual incentive bonus is paid. The IPF can range from 0 to 1.5. No annual incentive bonus can exceed 200% of an individual’s Target Bonus. The annual incentive formula for the 2014 performance period was:

Base Salary x Target % = Target Bonus

Target Bonus x CPF x IPF = Final Bonus Award

2014 Target Bonuses for Messrs. Mulherin and Cuccias were evaluated based on their respective division performance factor (“DPF”), which includes operating margin and free cash flow, as well as their respective non-financial goals, which include safety, quality, cost and schedule, and an IPF. Achievement of the maximum performance criteria will result in a factor of 2.0. No annual incentive bonus will be payable if CPF with reference to the corporate metrics is less than 0.5. The IPF can range from 0 to 1.5. No annual incentive bonus can exceed 200% of an individual’s Target Bonus. The annual incentive formula for the 2014 performance period was:

Base Salary x Target % = Target Bonus

Target Bonus x DPF x IPF = Final Bonus Award

At the conclusion of each calendar year, our CEO conducts an annual performance evaluation for each NEO in order to recommend an IPF for each NEO. These evaluations are reviewed with the Committee. Each NEO’s individual performance is evaluated based upon consideration of the following factors:

•	Financial performance of our company as a whole and the division(s) (where applicable);

•	Performance on non-financial goals, including company-level goals and division-specific operating goals;

•	Strategic leadership and vision;

•	Program execution and performance;

•	Customer relationships; and

•	Peer and employee relationships/engagement.

At the end of the year, the Committee reviews and considers all performance information, including a comparison to the 2014 peer group data. The Committee approves bonus amounts for all NEOs, subject to ratification by the independent members of the Board with respect to the CEO’s compensation.

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Target Bonus Amounts

Based on analyses of relevant market benchmarks and peer group data, we did not increase the target incentives as a percentage of base salary for our NEOs from 2013 to 2014. The 2014 Target Bonus amounts were as follows:

Executive	Title	Target Incentive as % of Base Salary (%)	2014 Target Bonus ($)
C. Michael Petters	President and Chief Executive Officer	125	1,187,500
Barbara A. Niland	Corporate Vice President, Business Management and Chief Financial Officer	70	396,550
Matthew J. Mulherin	Corporate Vice President and President, Newport News Shipbuilding	70	360,500
Bruce N. Hawthorne	Corporate Vice President and Chief Legal Officer	70	360,500
Brian J. Cuccias	Corporate Vice President and President, Ingalls Shipbuilding	70	280,000
Irwin F. Edenzon	Corporate Vice President, Strategic Projects (retired)	70	360,500

Plan Funding

Our AIP is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986. As such, in order to establish performance-based parameters for the payment of annual incentives, the Committee approved a bonus pool that appropriates an amount (“Tentative Appropriated Incentive Compensation”) not to exceed 2.5% of our Economic Earnings for the performance year. “Economic Earnings” is defined as income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangible assets plus restructuring or similar charges to the extent they are separately disclosed in the annual report. Our performance-based policy provides that the maximum potential individual incentive compensation award for a performance year for an officer subject to Section 162(m) will be limited to no more than 40% of the Tentative Appropriated Incentive Compensation for the CEO, and 20% for each of the other covered NEOs other than our CFO.

2014 Annual Incentive Plan Goals and Results

For Mr. Petters, Ms. Niland, Mr. Hawthorne and Mr. Edenzon, the 2014 Target Bonus calculation was based on overall company performance. For Messrs. Mulherin and Cuccias, the 2014 Target Bonus calculations were based on the performance of the Ingalls division and the Newport News division, respectively.

The corporate AIP score is based on our overall financial score as described below. Division performance is based 75% on the division operational score and 25% on the division financial score. In determining the earnout percentage for AIP awards for Messrs. Mulherin and Cuccias, the performance criteria are weighted as follows:

•	75% based on achievement of the operational division criteria.

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The operational division criteria consist of the following five performance metrics, which are weighted equally (i.e., each sub-metric comprises 20% of the operational division criteria). These criteria are recommended by our CEO and approved by the Committee at the beginning of the performance year and are specific to the respective divisions.

•	Safety—Measured by a combination of elements, such as total case rate, lost total case rate and lost work days rate;

•	Quality—Measured by integrating elements such as defect rates, process quality, planning quality and other appropriate criteria for program type and phase;

•	Schedule—Measured using program-specific objectives related to achievement of quarterly targets;

•	Cost—Measured using program-specific objectives related to achievement of factors such as Cost Performance Index and overhead rates; and

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Division Management—May be focused on operational or financial goals or may be focused on environmental, human capital or any other area where our CEO wishes to drive performance. Goals recommended by our CEO and approved by the Committee at the beginning of the performance year are specific to each division’s opportunities and challenges.

•	12.5% based on achievement of the return on sales (ROS) performance criteria

•	ROS performance criteria—Measured as operating margin (OM) before other post-employment benefits and FAS/CAS net pension expense.

•	12.5% based on achievement of the free cash flow (FCF) performance criteria

•	FCF performance criteria—Measured as FCF before discretionary pension and excess cash flow.

All of the metrics for our NEOs are recommended by our CEO and then approved by the Committee.

AIP goals are plan-based, with minimum and maximum limits based on clear targets connected to our strategic goals. The goals are based on metrics that are customer focused and stockholder friendly with clear line-of-sight financial and operational metrics. Performance metrics for 2014 were as follows:

Corporate 2014 Metrics for Mr. Petters, Ms. Niland, Mr. Hawthorne and Mr. Edenzon

Corporate 2014 Metrics	Goals @ 0%	Goals @ 100%	Goals @ 200%	Actual	Points	Weighting	Final AIP Points
OM%—Performance (%)	7.77	8.03	9.18	8.41	133	50%	67
FCF—Performance ($M)	356	396	486	703	200	50%	100

Total Performance (CPF)							167

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NN 2014 Metrics for Mr. Mulherin

NN 2014 Metrics	Goals @ 0%	Goals @ 100%	Goals @ 200%	Actual	Points	Weighting	Final AIP Points
Operational Metrics
Operational Performance (Safety, Quality, Cost, Schedule, Site GM Specific)	—	100	200	121	121	75%	91

Financial Metrics
OM%—Performance (%)	9.00	9.10	9.50	9.15	113	12.5%	14
FCF—Performance ($M)	261	281	301	428	200	12.5%	25

Financial Performance						25%	39

Total Performance (DPF)							130

Ingalls 2014 Metrics for Mr. Cuccias

Ingalls 2014 Metrics	Goals @ 0%	Goals @ 100%	Goals @ 200%	Actual	Points	Weighting	Final AIP Points
Operational Metrics
Operational Performance (Safety, Quality, Cost, Schedule, Site GM Specific)	—	100	200	148	148	75%	111

Financial Metrics
OM%—Performance (%)	7.50	8.00	8.50	10.02	200	12.5%	25
FCF—Performance ($M)	145	165	185	285	200	12.5%	25

Financial Performance						25%	50

Total Performance (DPF)							161

Actual payouts under the AIP could have ranged from 0% to 200% of each NEO’s target incentive award based on the results of the performance factors described above, in addition to individual performance, applied and considered at the discretion of the Committee. Pursuant to the plan, the HII CEO recommended to the Committee a downward adjustment of his actual AIP payout to reflect accountability for overall 2014 operational results. Bonus payouts for 2014 performance are included in the Summary Compensation Table.

Long-Term Incentives

Our long-term incentive goals are intended to reward three-year performance increments based primarily on the achievement of financial metrics. Long-term incentive compensation for our NEOs is provided in the form of Restricted Performance Stock Rights (“RPSRs”).

The Committee determines long-term incentive compensation target award values for our NEOs based on the peer group analysis, applying value-based guidelines that focus on the value awarded rather than the number of shares granted (share-based guidelines). The Committee believes that value-based guidelines more effectively deliver target opportunities that are consistent with awards given to individuals holding comparable positions at peer companies.

2014 Long-Term Incentive Awards

Long-term incentive awards in 2014 were granted under our stockholder-approved Huntington Ingalls Industries, Inc. 2012 Long Term Incentive Stock Plan (the “2012 Plan”). All long-term incentive awards granted to our NEOs in 2014 were in the form of RPSRs and cover the performance period from 2014 through 2016. The Committee and management review and evaluate RPSR performance goals to

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ensure they are aligned with our long-term objectives. For the 2014 grants, the Committee and management determined that, for our NEOs, performance for long-term incentive awards would be measured solely in terms of overall company financial metrics, pension adjusted return on invested capital (“ROIC”) and earnings before interest, taxes, depreciation, amortization and pension (“EBITDAP”). Shares that ultimately vest and pay out to an NEO under an RPSR award can vary from 0% to 200% of the original number of shares granted.

Long-term incentive targets as a percentage of base salary for our NEOs for 2014 were unchanged from the 2013 targets and were approved by the Committee as follows:

Executive	Title	Target Incentive as % of Base Salary (%)	2014 Long- Term Incentive Target ($)
C. Michael Petters	President and Chief Executive Officer	400	3,800,000
Barbara A. Niland	Corporate Vice President, Business Management and Chief Financial Officer	220	1,210,000
Matthew J. Mulherin	Corporate Vice President and President, Newport News Shipbuilding	210	1,050,000
Bruce N. Hawthorne	Corporate Vice President and Chief Legal Officer	175	875,000
Brian J. Cuccias	Corporate Vice President and President, Ingalls Shipbuilding	210	840,000
Irwin F. Edenzon	Corporate Vice President, Strategic Projects (retired)	210	1,050,000

The dollar targets are grant date theoretical values, and are not based on any actual calculation or estimate of payout. There is no guarantee that an NEO will receive any payout as a result of the 2014 grant.

With respect to stock grants issued by the company, dividend equivalent units (“DEUs”) are credited to RPSR grants made in and after 2012. These DEUs remain subject to the terms and conditions of the underlying grants and will not be paid out until and unless the underlying shares vest and the related performance parameters of the grant have been met.

2012-2014 Long-Term Incentive Plan Goals and Results

During the first quarter of each year, the Committee reviews our financial performance over the prior three years against approved long-term incentive goals to determine payout multiples for RPSRs with a performance period that ended December 31 of the prior year.

At the February 2015 meeting, the Committee reviewed performance for the January 1, 2012 through December 31, 2014 performance period. Payouts for the 2012 LTIP equity grants, based on actual performance, were approved as follows:

	HII 2012-2014 Goals			Actual Performance (Adj.)
	0%	100%	200%	Actual	Score	Weighting	CPF
OM ($M) (1)	1,426	1,524	1,622	1,629	200	50%	100%
FCF ($M) (2)	590	740	890	758	112	50%	56%

Total							156%

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(1)	Cumulative operating margin before other post-employment benefits and FAS/CAS net pension expense, adjusted for an increase in workers’ compensation expense resulting from a lower assumed discount rate and expenses relating to the impact of Hurricane Isaac.

(2)	Cumulative free cash flow before discretionary pension and excess cash flow, adjusted for changes to corporate office expenses, internal work orders and stand-alone expense plan assumptions.

The 2012 LTIP awards were earned at 156% of target, and the earned RPSRs were issued on February 23, 2015.

Additional Benefits

We provide additional benefits to our NEOs through various plans that are also available to some or all of our other employees. Although these plans are not directly overseen by the Committee, the Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components. These benefits are not performance-related and are designed to provide a market competitive package to attract and retain the executive talent we need to achieve our business objectives. The plans include broad-based retirement plans, as well as supplemental executive benefits we provide in addition to those offered to all other employees. These supplemental benefits include supplemental pension plans, enhanced health and welfare benefits (dental, life, AD&D and disability) and the Special Officers Retiree Medical Plan (“SORMP”) for our CEO that is offered at retirement.

Defined Benefit Retirement Plans. We maintain tax-qualified defined benefit plans that cover all but one of our NEOs and the majority of our workforce. These plans are structured to retain and reward employees for long service and to recognize higher performance levels evidenced by annual pay increases. Compensation, age and service factor into the amount of the benefits provided under the plans.

We also maintain non-tax-qualified supplemental defined benefit plans that cover all but one of our NEOs. These plans provide benefits that would have been provided under the tax-qualified plans if no limits applied under the Internal Revenue Code. These types of benefits are common in our industry.

Defined Contribution Savings Plans. We maintain tax-qualified defined contribution savings plans that cover our NEOs and the majority of our workforce. Participating employees contribute amounts from their pay to the plans, and the company generally provides a matching contribution.

We also maintain two non-tax-qualified supplemental savings plans that cover all eligible employees, including our NEOs. The Savings Excess Plan (“SEP”) allows eligible employees to defer compensation beyond the limits of the tax-qualified plans and receive a matching contribution. Eligibility begins when annual income, including base pay and bonuses, equals or exceeds $255,000, the plan compensation limit under the Internal Revenue Code. Eligible employees may participate in the plan in the calendar year after their total cash income meets or exceeds this limit.

The Officers Retirement Account Contribution Plan (“ORAC”) covers the company’s elected and appointed officers hired on or after July 1, 2008, who are not eligible for defined benefit retirement plans. Enrollment is automatic, and the company contributes an amount equal to 4% of the officer’s eligible compensation. Because he was hired after June 30, 2008, Mr. Hawthorne is not eligible to participate in the company’s qualified and nonqualified pension plans, but he does receive the SEP and ORAC benefits described above; our other NEOs do not receive ORAC benefits. Additional information about the SEP and the ORAC is provided in the Nonqualified Deferred Compensation table.

Executive Compensation (Continued)

Special Officer Retiree Medical Plan. Our President and Chief Executive Officer is a participant in the SORMP and entitled to retiree medical benefits pursuant to the terms of the SORMP. This coverage is essentially a continuation of medical benefits into retirement, plus retiree life insurance. Additional information about the SORMP is provided below in the Retiree Medical Arrangement section in the Potential Payments upon Termination or Change of Control section and related tables.

Perquisites. Our NEOs are eligible for certain executive perquisites, which include financial planning, dental coverage, physical exams, personal liability insurance and relocation benefits. These perquisites are common within our industry and comprise an important component of our total compensation package. We and the Committee review perquisites and benefits on an annual basis to ensure they are appropriate.

Severance Benefits. We and the Committee believe that severance benefits are appropriate, for a reasonable amount of time, following certain terminations of employment, including a termination without cause. In addition to providing a severance plan for all employees, we maintain The Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries. Benefits under this plan for our NEOs include the following:

•	Lump Sum Cash Severance Payment—A lump sum equal to one and one half (1.5) times the sum of annual base salary and Target Bonus;

•	Extension of Medical and Dental Benefits—The employer portion of medical and dental insurance premiums for a period of 18 months following the date of termination (concurrent with COBRA);

•

Financial Planning Reimbursement—Eligible expenses incurred prior to the date of termination and eligible expenses incurred in the year in which the date of termination occurs up to a maximum of $15,000, and any fees incurred in the year following the year in which the date of termination occurs up to a maximum of $15,000; and

•	Outplacement Services Reimbursement—Fees incurred within one year after the date of termination (limited to 15% of base salary as of the date of termination).

Additional Compensation Policies

Total Compensation—Tally Sheet

Management provides the Committee with a total compensation and benefits perspective for each NEO, which includes a tally sheet that captures each element of total compensation and benefits. In conjunction with the Committee’s review of NEO compensation compared to the company’s peer group, this tally sheet ensures that compensation decisions are made within a total compensation framework. The tally sheet provides a broad perspective that covers normal annual compensation components, as well as an annualized value of the benefits and perquisites each NEO receives. Accordingly, the values of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites are included.

Tax Deductibility of Pay—Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the deductibility of non-performance based compensation to $1,000,000 each for a public company’s CEO and its next three highest-paid executive officers (other than the CFO). We intend to qualify our executive compensation for

Executive Compensation (Continued)

deductibility under Section 162(m) to the extent consistent with the best interests of the company and its stockholders. As such, we strive to make compensation decisions to ensure we maintain market competitiveness and retain critical executives. Such considerations may result in compensation amounts that are non-deductible under Section 162(m).

Grant Date for Equity Awards

Our annual grant cycle for equity awards occurs simultaneously with salary increases and annual incentive awards. We expect this to occur in the first two months of each year. This timing allows management and the Committee to make decisions on all three compensation components at the same time to promote a total compensation review.

Stock Ownership Guidelines

To promote ownership of our common stock and alignment of management and stockholder interests, we have adopted stock ownership guidelines that prescribe pre-determined stock ownership levels for certain executives, expressed as a multiple of the executive’s base salary. The stock ownership guidelines include the following ownership levels:

•	President and CEO—7 times base salary;

•	Elected officers reporting directly to the President and CEO—3 times base salary; and

•	Other elected, appointed and other officers—1.5 times base salary.

The ownership guidelines may be satisfied in one or more of the following ways:

•	Direct ownership of our common stock;

•	Restricted Stock Rights (“RSRs”) (vested or unvested) granted in the form of restricted stock units and issued as part of a long-term incentive award; or

•	Equivalent shares held in our savings plan (401(k) plan).

As of December 31, 2014, the percentage of stock ownership target attained by each NEO was as follows:

Name	Title	Target	% of Target Attained
C. Michael Petters	President and Chief Executive Officer	7 x salary	315%
Barbara A. Niland	Corporate Vice President, Business Management and Chief Financial Officer	3 x salary	458%
Matthew J. Mulherin	Corporate Vice President and President, Newport News Shipbuilding	3 x salary	471%
Bruce N. Hawthorne	Corporate Vice President and Chief Legal Officer	3 x salary	130%
Brian J. Cuccias	Corporate Vice President and President, Ingalls Shipbuilding	3 x salary	289%
Irwin F. Edenzon*	Corporate Vice President, Strategic Projects (retired)	3 x salary	232%

*	As a result of Mr. Edenzon’s retirement on December 1, 2014, he is no longer subject to stock ownership requirements. All other NEOs are prohibited from selling shares of our common stock until ownership requirements have been met.

Executive Compensation (Continued)

Stock Holding Requirement

In connection with the stock ownership guidelines, we have adopted stock holding requirements for our NEOs for grants made in or after 2010. Under the holding requirements, our NEOs must hold at least 50% of the total number of shares of our common stock received as compensation until the earlier of (a) the third anniversary of the date such shares are issued or (b) the date that employment terminates due to death or disability. The holding requirement continues upon termination or retirement for a one- year period after separation from the company and applies to any stock vesting in that one-year period. Stock vesting or options exercised after the one-year anniversary of retirement or termination are not subject to the holding requirement.

Executive Compensation Recoupment

The Committee has adopted the Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments (“clawback” policy), which requires reimbursement of all or a portion of any performance-based short- or long-term cash or equity incentive payments to an employee at the vice president or more senior position level, as required under the Dodd-Frank Act or any other “clawback” provision required by law or the corporate governance listing standards of the NYSE where (i) restatement of financial results is necessitated by noncompliance with any financial reporting requirement under the securities laws and (ii) payment of such amounts was received by the employee during the 12-month period following the first public issuance or filing of the financial results that were subsequently restated. The clawback policy is in addition to any rights to repayment we may have under Section 304 of the Sarbanes Oxley Act and other applicable laws and does not limit other available remedies, including dismissing an employee or initiating other disciplinary procedures.

Trading Restrictions and Policy against Hedging and Pledging

Our insider trading policy prohibits directors, officers and employees from buying or selling securities of any company while in possession of material non-public information about that company, subject to certain limited exceptions involving pre-arranged trading plans, and from providing such material non-public information to any person who may trade on the basis of such information. This policy also prohibits officers, directors and certain employees from engaging in speculative transactions in company securities, pledging company securities as collateral for a loan or other transaction or engaging in any hedging transactions involving company securities, including zero cost collar transactions and forward sale contracts. Directors, officers and certain employees may engage in permitted transactions in our securities only during certain specified periods and after receiving authorization from our Office of the General Counsel.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by members of the Compensation Committee:

Paul D. Miller, Chair

Thomas B. Fargo

Victoria D. Harker

Executive Compensation (Continued)

EXECUTIVE COMPENSATION TABLES

2014 Summary Compensation Table

The following table summarizes the prior three years’ compensation of our Chief Executive Officer, Chief Financial Officer, three other executive officers who were employed by us as of December 31, 2014, and one other executive officer who retired in 2014. We refer to these persons as our Named Executive Officers.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
C. Michael Petters, President and Chief Executive Officer	2014 2013 2012	950,000 940,385 900,000	3,799,909 3,599,983 4,499,986	1,844,306 1,983,125 2,025,000	6,853,403 2,592,852 5,424,302	50,580 31,254 25,499	13,498,198 9,147,599 12,874,787
Barbara A. Niland, Corporate Vice President, Business Management and Chief Financial Officer	2014 2013 2012	563,327 550,000 550,000	1,209,940 1,209,998 1,209,965	662,239 642,950 693,000	4,398,420 1,752,179 4,010,029	64,472 62,728 68,138	6,898,398 4,217,855 6,531,132
Matthew J. Mulherin, Corporate Vice President and President, Newport News Shipbuilding	2014 2013 2012	512,115 500,000 500,000	1,049,955 1,049,970 999,977	538,948 551,250 577,500	2,023,150 755,953 2,105,559	59,923 28,735 63,351	4,184,091 2,885,908 4,246,387
Bruce N. Hawthorne, Corporate Vice President, Chief Legal Officer	2014 2013 2012	512,115 500,000 500,000	874,963 874,960 874,975	602,035 584,500 630,000	0 0 0	170,898 175,319 146,601	2,160,011 2,134,779 2,151,576
Brian Cuccias, Corporate Vice President and President, Ingalls Shipbuilding (6)	2014	376,677	839,945	468,832	589,442	25,541	2,300,436
Irwin F. Edenzon, Corporate Vice President, Strategic Projects (retired)	2014 2013 2012	531,924 500,000 500,000	1,049,955 1,049,970 999,977	602,035 549,500 595,000	1,499,066 760,817 1,412,298	71,998 70,957 70,249	3,754,978 2,931,244 3,577,524

(1)	The amounts in this column represent salary earned and include amounts deferred under the savings and nonqualified deferred compensation plans.

(2)	The dollar value shown in this column is equal to the grant date fair value of equity awards made during the year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 19 of the financial statements included in our 2014 Annual Report on Form 10-K. In connection with Mr. Edenzon’s retirement from the company, the terms and conditions of his RPSRs were amended to provide for immediate vesting of the 2012, 2013 and 2014 RPSRs at the time of his retirement, subject to continuation of the performance periods through the respective remaining terms of the performance periods (2014, 2015 and 2016), as set forth in the terms and conditions of the RPSRs. The RPSR amendment did not result in a change to the fair value of the award.

Executive Compensation (Continued)

The grant date value of 2014 RPSRs for each NEO, assuming maximum performance, is:

C. Michael Petters	$7,599,818
Barbara A. Niland	$2,419,880
Matthew J. Mulherin	$2,099,910
Bruce N. Hawthorne	$1,749,926
Brian J. Cuccias	$1,679,892
Irwin F. Edenzon	$2,099,910

(3)	The amounts reported in this column are attributable to the annual incentive awards earned for 2012, 2013 and 2014, but paid in 2013, 2014 and 2015, respectively. See the Grants of Plan-Based Awards table for more information regarding the range of annual incentive awards that could have been earned for 2014.

(4)	The amounts reported in this column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed year-end amount to the covered year-end amount. We do not have any deferred compensation plans that provide for above-market or preferential earnings.

(5)	Detailed information on the amounts reported in this column is included in the All Other Compensation table below.

(6)	Under SEC rules, we are only required to provide 2014 information for Mr. Cuccias, since he first became an NEO in 2014.

2014 All Other Compensation.    The following table provides the detail related to the All Other Compensation column of the Summary Compensation Table for 2014.

All Other Compensation

Name		Non-Qualified Plans Company Match ($)	Qualified Plans Company Match ($)	Health and Welfare Contributions ($)	Executive Physical ($)	Financial Planning ($)	Personal Liability ($)	Total All Other Compensation ($)
C. Michael Petters	2014	0	10,400	15,386	2,000	21,575	1,220	50,580
Barbara A. Niland	2014	40,258	7,931	13,241	2,000	450	592	64,472
Matthew J. Mulherin	2014	32,135	10,400	12,796	0	4,000	592	59,923
Bruce N. Hawthorne	2014	119,160	23,400	12,796	0	14,950	592	170,898
Brian J. Cuccias	2014	9,642	2,600	12,707	0	0	592	25,541
Irwin F. Edenzon	2014	33,679	7,931	12,796	2,000	15,000	592	71,998

In addition, a family member of Mr. Petters accompanied him on one flight segment of a business trip on a corporate aircraft at no aggregate incremental cost to the company.

Executive Compensation (Continued)

2014 Grants of Plan-Based Awards

The following table provides additional information about equity and non-equity incentive plan awards we granted to our Named Executive Officers during the year ended December 31, 2014.

2014 Grants of Plan Based Awards

			Estimated Potential Payouts Under			Estimated Future Payouts Under			Grant Date Fair Value of Stock and Option Awards ($)(3)
			Non Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Michael Petters	Annual Incentive Plan		0	1,187,500	2,375,000
	Long-term Incentive (RPSR)	2/24/2014				0	38,739	77,478	3,799,909
Barbara A. Niland	Annual Incentive Plan		0	396,550	793,100
	Long-term Incentive (RPSR)	2/24/2014				0	12,335	24,670	1,209,940
Matthew J. Mulherin	Annual Incentive Plan		0	360,500	721,000
	Long-term Incentive (RPSR)	2/24/2014				0	10,704	21,408	1,049,955
Bruce N. Hawthorne	Annual Incentive Plan		0	360,500	721,000
	Long-term Incentive (RPSR)	2/24/2014				0	8,920	17,840	874,963
Brian J. Cuccias	Annual Incentive Plan		0	280,000	560,000
	Long-term Incentive (RPSR)	2/24/2014				0	8,563	17,126	839,945
Irwin F. Edenzon	Annual Incentive Plan		0	360,500	721,000
	Long-term Incentive (RPSR)	2/24/2014				0	10,704	21,408	1,049,955

(1)	Amounts in these columns show the range of payouts that was possible under our Annual Incentive Plan based on performance during 2014, as described in the Compensation Discussion and Analysis. The amounts actually earned for 2014 are included in the Summary Compensation Table.

(2)	These amounts relate to RPSRs granted in 2014 under the 2012 Plan. Each RPSR represents the right to receive a share of our common stock upon vesting of the RPSR. These RPSRs and accrued DEUs may be earned based on ROIC and EBITDAP performance over a three-year performance period commencing January 1, 2014 and ending December 31, 2016, with payout occurring in early 2017, ranging from 0% to 200% of the rights awarded. Accrued DEUs will be paid only to the extent the underlying shares vest and the performance targets are met. Generally, an executive must remain employed through the performance period to earn an award, although vesting will be prorated if employment terminates earlier due to retirement, death or disability.

(3)

The amounts reported in this column represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. In connection with the amendment of the terms and conditions of Mr. Edenzon’s RPSRs in December 2013 to provide for accelerated vesting at the time of his retirement from the company, subject to continuation of the performance periods through the

Executive Compensation (Continued)

respective remaining terms of the performance periods (2014, 2015 and 2016), the service period for recognition of expense under ASC 718 was shortened. The RPSR amendment did not result in a change to the fair value of the award.

Outstanding Equity Awards at 2014 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers that were outstanding as of December 31, 2014.

Outstanding Equity Awards at 2014 Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Grant Date	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
C. Michael Petters		2/24/2014			39,118	4,399,163
		2/19/2013			80,429	9,045,063
		2/27/2012			127,769	14,368,942
	202,795	2/16/2010	36.04	2/16/2017
	196,762	2/17/2009	27.23	2/17/2016
	98,422	2/27/2008	48.90	2/27/2015
	59,499	2/28/2007	43.48	2/28/2017
	66,110	2/15/2006	39.39	2/15/2016
Barbara A. Niland		2/24/2014			12,456	1,400,751
		2/19/2013			27,033	3,040,155
		2/27/2012			34,355	3,863,550
Matthew J. Mulherin		2/24/2014			10,809	1,215,536
		2/19/2013			23,458	2,638,082
		2/27/2012			28,393	3,193,034
Bruce N. Hawthorne		2/24/2014			9,007	1,012,946
		2/19/2013			19,548	2,198,363
		2/27/2012			24,843	2,793,891
Brian J. Cuccias		2/24/2014			8,647	972,406
		2/19/2013			6,006	675,425
		2/27/2012			7,460	839,005
Irwin F. Edenzon*		2/24/2014			10,809	1,215,536
		2/19/2013			23,458	2,638,082
		2/27/2012			28,393	3,193,034

(1)

The numbers shown assume target performance levels for RPSRs. The RPSR award granted in February 2014, if earned, will vest based on performance for the three-year period ending on December 31, 2016. The RPSR award granted in February 2013, if earned, will vest based on performance for the three-year period ending on December 31, 2015. The RPSR award granted in

Executive Compensation (Continued)

March 2012 vested based on performance for the three-year period that ended on December 31, 2014. The number of shares reflected in the table for the 2014, 2013 and 2012 awards also includes DEUs accrued through December 31, 2014. DEUs do not vest unless the underlying performance award vests.

(2)	The market values are based on the closing price of our common stock on December 31, 2014, of $112.46.

*	In connection with Mr. Edenzon’s retirement from the company, the terms and conditions of his RPSRs were amended to provide for immediate vesting of the 2012, 2013 and 2014 RPSRs at the time of his retirement, subject to continuation of the performance periods through the respective remaining terms of the performance periods (2014, 2015 and 2016), as set forth in the terms and conditions of the RPSRs. The RPSR amendment did not result in a change to the fair value of the award.

Option Exercises and Stock Vested in 2014

The following table provides additional information about the value realized by our NEOs on exercises of option awards and vesting of stock awards during the year ended December 31, 2014.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (2)(#)	Value Realized on Vesting (3)($)
C. Michael Petters	49,582	3,503,465	271,684	26,649,066
Barbara A. Niland	0	0	80,950	7,973,210
Matthew J. Mulherin	0	0	65,210	6,448,004
Bruce N. Hawthorne	0	0	65,210	6,448,004
Brian J. Cuccias	0	0	20,782	2,062,209
Irwin F. Edenzon	12,344	854,652	65,210	6,448,004

(1)	The values shown are calculated by subtracting the exercise price of the options from the price of our common stock on the date of exercise and multiplying the number of shares underlying the options. Amounts in the column may not represent amounts that were actually realized.

(2)	All shares in this column represent RPSRs that were received in 2014 based on the achievement of performance goals for the three-year period from 2011 through 2013 and RSRs that were received in 2014 upon the vesting of grants made in 2011.

(3)	The values shown are calculated by multiplying the number of RPSRs and RSRs vested by the closing price of our common stock on the NYSE on the date of vesting.

Executive Compensation (Continued)

2014 Pension Benefits

It is our policy that an executive’s total benefit under our pension plans is essentially limited to 60% of the executive’s final average pay. The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers under the qualified defined benefit pension plans and nonqualified defined benefit pension plans that we sponsor.

2014 Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
C. Michael Petters (2)	Special Officer SERP	10.167	10,511,491
	HII NNS Inc. Retirement Benefit Restoration Plan	26.500	9,871,771
	HII NNS Inc. Retirement Plan	26.500	1,026,636
Barbara A. Niland (2)	OSERP	36.000	8,223,764
	HII Supplemental Plan 2-ERISA 2	11.500	1,227,443
	ES Executive Pension Plan	35.996	4,826,393
	HII Retirement Plan “B”	35.996	1,113,578
Matthew J. Mulherin (2)	OSERP	34.000	3,064,433
	HII NNS Inc. Retirement Benefit Restoration Plan	32.500	3,788,135
	HII NNS Inc. Retirement Plan	32.500	1,163,398
Bruce N. Hawthorne (3)	—	—	—
Brian J. Cuccias (2)	HII Retirement Plan “B”	28.750	546,906
	Avondale Supp Pension Plan	28.750	679,451
	HII Litton Restoration Plan	28.750	814,156
	OSERP	28.750	1,105,185
Irwin F. Edenzon(2) (4)	OSERP	24.917	2,986,039
	HII NNS Inc. Retirement Benefit Restoration Plan	17.083	2,299,576	940
	HII NNS Inc. Retirement Plan	17.083	902,257	4,757

(1)	While benefits may be spread over different plans, it is our policy that an executive’s total benefit under these plans is essentially limited to 60% of such executive’s final average pay. The pension benefits for Mr. Petters under the Special Officer Supplemental Executive Retirement Plan are based on an alternate formula that includes total HII service.

(2)	The following plans in which these executives participate were consolidated as of December 31, 2014, to form the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan: HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan, HII Electronic Systems Executive Pension Plan, Avondale Industries, Inc. Restated Supplemental Pension Plan, HII Litton Industries, Inc. Restoration Plan and Special Officer Supplemental Executive Retirement Plan.

(3)	Mr. Hawthorne was hired on March 31, 2011, and was therefore not eligible to participate in any historical defined benefit pension plans, which were closed to new participants in 2008. Mr. Hawthorne does, however, participate in company-sponsored defined contribution plans.

(4)	Mr. Edenzon retired on December 1, 2014, and elected the joint and 50% to surviving spouse option for his pension benefits payable under the HII NNS Inc. Retirement Plan, HII NNS Inc. Retirement Benefit Restoration Plan, and OSERP.

The pension values represent the present values of the benefits expected to be paid in the future. They do not represent actual lump sum values that may be paid from a plan. The amount of future payments

Executive Compensation (Continued)

is based on the current accrued pension benefit as of December 31, 2014. Pursuant to SEC disclosure rules, (i) the actuarial assumptions used to calculate amounts for this table are the same as those used for our financial statements and (ii) all pension values are determined assuming the NEO works until the specified retirement age, which is the earliest unreduced retirement age (as defined in each plan).

General Explanation of the Pension Benefits Table

Individual employees may be covered by several different pension plans as a result of our history as a division of Northrop Grumman. However, an executive’s total benefit under these plans is essentially limited to 60% of his or her final average pay. The accrued tax qualified pension benefit cannot be reduced or taken away under applicable law, so all historical pension plans have been maintained.

Pension plans provide income during retirement, as well as benefits in special circumstances, including death and disability. In general, the plans are structured to reward and retain employees of long service and recognize higher achievement levels evidenced by increases in annual pay. The term “qualified plan” generally means a plan that qualifies for favorable tax treatment under Internal Revenue Code (“IRC”) section 401. Savings plans (also known as 401(k) plans) and traditional pension plans are examples of qualified plans. Qualified plans apply to a broad base of employees. The term “nonqualified plan” generally means a plan that is limited to a specified group of management personnel. Our nonqualified plans supplement our qualified plans and (1) provide benefits that would be provided under our qualified plans if there were no limitations imposed by the IRC and (2) provide a minimum level of pension benefits to our executives in recognition of their higher levels of responsibility.

The amounts in the table are based on the specific provisions of each plan, which are described in more detail below. Two basic types of pension benefits are reflected in the Pension Benefits table: traditional benefits and cash balance benefits. For purposes of the amounts in the table, traditional benefits are determined based on the annual pension earned as of December 31, 2014, and include any supplemental payments. Cash balance benefits are based on the account balance as of December 31, 2014, plus a future interest credit, converted to an annuity using the applicable conversion factors.

Ms. Niland participates in the Huntington Ingalls Industries Retirement Plan “B”, the HII Electronic Systems Executive Pension Plan and the Huntington Ingalls Industries Supplemental Plan 2 – ERISA Supplemental Program 2. Messrs. Petters, Edenzon and Mulherin participate in the HII Newport News Shipbuilding Inc. Retirement Plan and the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan. Mr. Cuccias participates in the Huntington Ingalls Industries Retirement Plan “B”, the Avondale Industries, Inc. Restated Supplemental Pension Plan, and the HII Litton Industries, Inc. Restoration Plan. Mr. Hawthorne participates in the Huntington Ingalls Industries Officers Retirement Account Contribution Plan (“ORAC”). Each NEO except Messrs. Petters and Hawthorne also participates in the Officers Supplemental Executive Retirement Program (“OSERP”). Mr. Petters participates in the Special Officer Supplemental Executive Retirement Plan.

Effective December 31, 2014, the following plans were consolidated to form the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan: HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan, HII Electronic Systems Executive Pension Plan, Avondale Industries, Inc. Restated Supplemental Pension Plan, HII Litton Industries, Inc. Restoration Plan, and Special Officer Supplemental Executive Retirement Plan. The consolidation does not affect the benefit amounts payable to the participants.

Executive Compensation (Continued)

The change in pension values shown in the Summary Compensation Table includes the effect of:

•	an additional year of service from December 31, 2013 to December 31, 2014;

•	changes in eligible pension pay;

•	changes in applicable pay cap limits; and

•	changes in actuarial assumptions.

Description of Qualified Plans

Huntington Ingalls Industries Retirement Plan “B” and HII Newport News Shipbuilding Inc. Retirement Plan. The general benefit structure of these plans is similar except for the historical benefit formulas, the transition benefit formulas and the timing of the transition period, all of which are described below. The plans are qualified under IRC section 401 and provide up to three component pieces of benefits depending on when a participant is hired and terminates. The following chart illustrates the component pieces (described in more detail after the chart):

Part B (5-Year Transition Benefit) Benefit based on a formula similar to the one under the historical plan formula during the transition period
Part A Benefit under the historical plan formula before the transition period	+	or (if greater)	+	Part D Benefit under the cash balance formula after the transition period	=	Pension Benefit
Part C (5-Year Transition Benefit) Benefit under the cash balance formula during the transition period

The components are the historical benefit (the Part A benefit), the transition benefit (the greater of the Part B benefit or the Part C benefit) and the cash balance benefit (the Part D benefit). Eligible employees who joined a plan after the transition date associated with their pension plan accrue only the cash balance benefit (Part D) from their first date of participation.

The qualified benefit for each NEO is the sum of these three benefits (Part A + Max (Part B or C) + Part D).The transition period for the Huntington Ingalls Industries Retirement Plan “B” is July 1, 2003 through June 30, 2008, while the transition period for the HII Newport News Shipbuilding Inc. Retirement Plan is January 1, 2004 through December 31, 2008. During the transition period, each eligible participant earned the greater of (i) the benefit calculated under a formula similar to his or her historical plan (Part B) or (ii) the cash balance formula benefit (Part C).

The cash balance formula (Parts C and D benefits) uses a participant’s points (age plus years of service) to determine a pay-based credit amount (a percentage of eligible pay) on a monthly basis. Interest is credited monthly on the amount in the participant’s hypothetical individual account. At normal retirement age, a participant’s balance in the hypothetical account is converted into an annuity payable for life, using specified factors. There are various forms of annuities from which the participant can choose, including a single-life annuity or a joint-and-survivor annuity.

Executive Compensation (Continued)

Specific Elements of the Plans. The following paragraphs describe specific elements of the plans in more detail.

•	Formulas Under Historical Plans:

•

HII Electronic Systems Pension Plan—This plan is a legacy part of the Huntington Ingalls Industries Retirement Plan “B” and provides a benefit equal to 2% multiplied by the sum of all years of pensionable compensation (as limited by IRC section 401(a)(17)) from January 1, 1995, plus a frozen benefit accrued under the prior Westinghouse Pension Plan, if any. Participants hired prior to January 1,1995, who elect an annuity form of payment for their Westinghouse frozen benefit are eligible for an annual pre-age 62 supplemental benefit equal to $144 per year of service. This supplemental benefit is paid to those who retire prior to age 62 with payments ceasing at age 62. The HII Electronic Systems Pension Plan was a contributory plan until April 1, 2000. Ms. Niland has historical (Part A) benefits under this formula.

•

HII Newport News Shipbuilding Inc. Retirement Plan—This plan provides a benefit equal to 55% of final average pay (as limited by IRC section 401(a)(17)) multiplied by benefit service up to a maximum of 35 years divided by 35. Participants with pre-1997 service also have a frozen accrued benefit with the prior NNS parent company, Tenneco. Total benefit service is used for the plan benefit, but the frozen accrued benefit with Tenneco is offset from the total benefit. Final average pay is the average of the final 60 months of base pay multiplied by 12 to determine an annual final average pay. Messrs. Petters, Edenzon and Mulherin have historical (Part A) benefits under this formula.

•

HII Avondale Industries, Inc. Pension Plan—This plan is a legacy part of the Huntington Ingalls Industries Retirement Plan “B” and provides different benefits depending on whether the participant was an employee of Avondale Services Corporation (“Services”) or a Shipyard employee (“Shipyard”). The Services benefit is equal to 1.5% of final average pay (as limited by IRC section 401(a)(17)) multiplied by benefit service. The Shipyard benefit is equal to the sum of 25% of final average pay (as limited by IRC section 401(a)(17)) up to $6,600 and 40% of final average pay (as limited by IRC section 401(a)(17)) in excess of $6,600 multiplied by the ratio of actual benefit service to projected benefit service at normal retirement age, prorated when projected benefit service is less than 30 years. In both cases, the benefit is offset by the annuitized value of the participant’s HII Avondale Industries, Inc. Savings Plan (“ESOP”) account, unless the participant is eligible and elects to roll over the ESOP account into the plan. The benefit amounts shown for Mr. Cuccias reflect the ESOP offset. Final average pay is the average of the five consecutive highest paid years during the last ten years of employment. Mr. Cuccias has historical (Part A) benefits under both of these formulas. Since he transferred from Shipyard to Services, his benefit is the greater of (1) the sum of his Shipyard and Services benefits based on service earned under each respective formula and (2) his Shipyard benefit as if he never transferred. The Part B benefit for Mr. Cuccias is based on the Services formula.

•

Cash Balance Formula. Table 1 shows the percentage of pay credit specified at each point level for the Part C benefit for each NEO. Interest is credited monthly based on the 30-year Treasury bond rate in effect four months prior to the crediting month.

Executive Compensation (Continued)

•	For the Part D benefit, the cash balance formula for all NEOs is based on Table 2.

Table 1 (Part C Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay (%)	Eligible Pay in Excess of Social Security Wage Base (%)
Under 25	6.0	6.0
25 to 34	6.5	6.0
35 to 44	7.0	6.0
45 to 54	7.5	6.0
55 to 64	8.0	6.0
65 to 74	8.5	6.0
75 to 84	9.0	6.0
Over 84	9.5	6.0

Table 2 (Part D Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay (%)	Eligible Pay in Excess of Social Security Wage Base (%)
Under 25	3.5	4.0
25 to 34	4.0	4.0
35 to 44	4.5	4.0
45 to 54	5.0	4.0
55 to 64	5.5	4.0
65 to 74	6.5	4.0
75 to 84	7.5	4.0
Over 84	9.0	4.0

•

Vesting. Participants vest in their program benefits upon completion of three years of service. As of December 31, 2014, each NEO (with the exception of Mr. Hawthorne) has a nonforfeitable right to receive retirement benefits, which are payable upon early (if eligible) or normal retirement, as elected by the NEO.

•

Form of Benefit. The standard form of benefit is an annuity payable for the life of the participant. At normal retirement, the annuity for the cash balance formula is equal to the accumulated account balance divided by 9. Other annuity options may be elected; however, each option is actuarially equivalent in value to the standard form. The HII Electronic Systems Pension Plan also allows a lump-sum form of distribution to be elected on a portion of the historical (Part A) benefit.

•

Pay. Pay for purposes of the cash balance, the HII Electronic Systems Pension Plan formula and the services formula of the HII Avondale Industries, Inc. Pension Plan is primarily salary plus the annual cash bonus. Final average pay for the HII Newport News Shipbuilding Inc. Retirement Plan and the Shipyard formula of the HII Avondale Industries, Inc. Pension Plan is determined using base salary only.

Executive Compensation (Continued)

•

Normal Retirement. Normal retirement means the benefit is not reduced for early commencement. It is generally specified in each formula as: age 65 for the historical HII Electronic Systems Pension Plan, HII Newport News Shipbuilding Inc. Retirement Plan and HII Avondale Industries, Inc. Pension Plan formulas and the later of age 65 and three years of vesting service for the cash balance formula.

•

Early Retirement. Early retirement eligibility for the historical HII Newport News Shipbuilding Inc. Retirement Plan, the HII Avondale Industries, Inc. Pension Plan and the cash balance formulas occurs when the participant both attains age 55 and completes ten years of service. Early retirement for the HII Electronic Systems Pension Plan can occur when the participant either attains age 58 and completes 30 years of service or attains age 60 and completes ten years of service. Alternatively, an HII Electronic Systems Pension Plan participant may elect to commence an actuarially reduced vested benefit at any time following termination. Early retirement benefits under both the historical and cash balance formulas may be reduced for commencement prior to normal retirement to reflect the longer period of time over which the benefit will be paid.

All NEOs (with the exception of Mr. Hawthorne) have completed ten or more years of service. Accordingly, Mr. Petters, Ms. Niland, Mr. Mulherin and Mr. Cuccias will be eligible for early retirement under the Huntington Ingalls Industries Retirement Plan “B” (which includes historical benefits from the HII Electronic Systems Pension Plan and the HII Avondale Industries, Inc. Pension Plan) or the HII Newport News Shipbuilding Inc. Retirement Plan, as applicable, upon attainment of the early retirement age requirement. Early retirement benefits for each NEO cannot commence prior to termination of employment.

Description of Nonqualified Plans

Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2. This plan is a nonqualified plan that provides benefits that would have been paid under the Huntington Ingalls Industries Retirement Plan “B” but for the IRC section 401(a)(17) limit on the amount of compensation that must be taken into account under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under this plan are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the Officers Supplemental Executive Retirement Program (“OSERP”)) for all company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the benefit. Reductions for early retirement apply in the same manner as under the associated qualified plan.

Ms. Niland began participation under the plan on July 1, 2003, the date the plan was amended to cover HII Electronic Systems Pension Plan participants.

HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan. This plan is a nonqualified plan that provides benefits that would have been paid under the HII Newport News Shipbuilding Inc. Retirement Plan but for the IRC section 401(a)(17) limit on the amount of compensation that must be taken into account under a qualified plan and the IRC section 415 limit on benefits that may be paid under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP for all

Executive Compensation (Continued)

pension benefits). Optional forms of payment are the same as those under the HII Newport News Shipbuilding Inc. Retirement Plan. Reductions for early retirement apply in the same manner as under the HII Newport News Shipbuilding Inc. Retirement Plan.

Messrs. Petters, Edenzon and Mulherin began participation under the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan when they reached applicable pay grades for inclusion in the plan.

HII Electronic Systems Executive Pension Plan. This plan is a nonqualified plan, frozen to new entrants on July 1, 2003. It provides a gross supplemental pension equal to 1.47% of final average pay for each year or portion thereof that the participant was making maximum contributions to the HII Electronic Systems Pension Plan or predecessor plan. Final average pay is the average of the highest five annualized base salaries at December of each year on or after 1995 plus the average of the highest five annual incentive payments since January 1, 1995.

The final HII Electronic Systems Executive Pension Plan benefit is reduced by benefits from the Huntington Ingalls Industries Retirement Plan “B” and Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2. Participants vest in their HII Electronic Systems Executive Pension Plan benefits upon attaining age 58 and completion of 30 years of service, attaining age 60 and completion of ten years of service or attaining age 65 and completion of five years of service. These milestones must be attained prior to termination from the company. Currently, Ms. Niland is not vested in her HII Electronic Systems Executive Pension Plan benefits. Optional forms of payment are the same as those under the HII Electronic Systems Pension Plan.

HII Litton Industries, Inc. Restoration Plan. This plan is a nonqualified plan that provides benefits that would have been paid under the Huntington Ingalls Industries Retirement Plan “B” but for the IRC section 401(a)(17) limit on the amount of compensation that must be taken into account under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under this plan are subject to a general limitation for all company pension benefits of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP). Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the benefit. Reductions for early retirement apply in the same manner as under the associated qualified plan.

Mr. Cuccias began participating in the HII Litton Industries, Inc. Restoration Plan on July 1, 2003, when the plan was amended to cover the non-represented participants of HII Avondale Industries, Inc.

Avondale Industries, Inc. Restated Supplemental Pension Plan. This plan is a nonqualified plan that provides a supplemental pension equal to 15% of final average pay multiplied by a fraction of actual benefit service divided by projected years of service to early retirement date, where the fraction shall not exceed one. Final average pay is the average of the five consecutive highest paid years out of the last ten years of employment. The definition of compensation under this plan also includes compensation under deferred compensation plans. Optional forms of payment and reductions for early retirement are generally the same as those from the HII Avondale Industries, Inc. Pension Plan.

Mr. Cuccias began participating in the Avondale Industries, Inc. Restated Supplemental Pension Plan when he was designated a participant by the Avondale Board of Directors.

Officers Supplemental Executive Retirement Program. The Officers Supplemental Executive Retirement Program is a nonqualified plan frozen to new entrants on July 1, 2008. Accordingly, officers hired on or after this date and any promoted officers who do not participate in a qualified defined

Executive Compensation (Continued)

benefit pension plan are not allowed to participate in the plan. They instead participate in the Huntington Ingalls Industries Officers Retirement Account Contribution Plan, which is a defined contribution plan arrangement.

Ms. Niland, Mr. Edenzon, Mr. Cuccias and Mr. Mulherin participate in the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program, which provides a total pension benefit equal to a percentage of final average pay (the average pay without the IRC section 401(a)(17) limit and including deferred compensation in the three highest-paid plan years during the greater of (i) the last ten consecutive years of participation, or (ii) all consecutive years of participation since January 1, 1997) where the percentage is determined by the following formula: 2% for each year of service up to ten years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45, less any other HII pension benefits. Under the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program, all years of service with HII are used to determine the final percentage.

The Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefit, when combined with all HII pension benefits, cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program). Optional forms of payment are generally the same as those under the qualified plan, plus a 13-month delayed lump sum option on a portion of the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefit.

•	Normal Retirement: Age 65.

•

Early Retirement: Age 55 and completion of ten years of service. Benefits are reduced by the lesser of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

•

Vesting: Participants vest in their Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefits upon attaining age 55 and completion of ten years of service or attaining age 65 and completion of five years of service. These milestones must be attained prior to termination from HII.

Special Officer Supplemental Executive Retirement Plan. The Special Officer Supplemental Executive Retirement Plan is a nonqualified plan, limited to the Chief Executive Officer of the company as of March 31, 2011. Mr. Petters is eligible to participate in the Special Officer Supplemental Executive Retirement Plan, which provides a pension equal to the greater of the amount accrued under the OSERP formula or the benefit calculated using the Special Officer Supplemental Executive Retirement Plan provisions.

The Special Officer Supplemental Executive Retirement Plan provides a total pension benefit equal to a percentage of final average pay (the average pay without the IRC section 401(a)(17) limit and including deferred compensation of the three highest-paid plan years after 1996) where the percentage is determined by the following formula: 3.33% for each year of service up to ten years, 1.5% for each subsequent year up to 20 years and 1% for each additional year over 20 less any other HII pension benefits accrued while a participant in the Special Officer Supplemental Executive Retirement Plan. Only service while a participant in the Special Officer Supplemental Executive Retirement Plan is used to determine the final percentage.

Executive Compensation (Continued)

The Special Officer Supplemental Executive Retirement Plan benefit, when combined with all pension benefits, cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable), according to the rules of the Special Officer Supplemental Executive Retirement Plan. Optional forms of payment are generally the same as those under the qualified plan, plus a 13-month delayed lump sum option on a portion of the Special Officer Supplemental Executive Retirement Plan benefit.

•	Normal Retirement: Age 65.

•

Early Retirement: The later of the first day of the month following termination or the commencement of the participant’s qualified plan benefit. Benefits are reduced by the lesser of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

•	Vesting: Participants vest in their Special Officer Supplemental Executive Retirement Plan benefits when they have vested in their qualified plan benefits.

Huntington Ingalls Industries Omnibus Supplemental Retirement Plan. Effective December 31, 2014, the following plans were consolidated to form the Huntington Ingalls Industries Omnibus Supplemental Retirement Plan: HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan, HII Electronic Systems Executive Pension Plan, Avondale Industries, Inc. Restated Supplemental Pension Plan, HII Litton Industries, Inc. Restoration Plan and Special Officer Supplemental Executive Retirement Plan. The consolidation does not affect the benefits amounts payable to the participants.

Section 409A Restrictions on Timing and Optional Forms of Payment. Under IRC section 409A, employees who participate in company-sponsored nonqualified plans, such as the Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2, the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan, the HII Electronic Systems Executive Pension Plan, the HII Litton Industries, Inc. Restoration Plan, the Avondale Industries, Inc. Restated Supplemental Pension Plan, the Special Officer Supplemental Executive Retirement Plan and the Officers Supplemental Executive Retirement Plan, are subject to special rules regarding the timing and forms of payment for benefits earned or vested after December 31, 2004 (“post-2004 benefits”). Payment of post-2004 benefits must begin on the first day of the month coincident with or following the later of attainment of age 55 and termination from the company. The optional forms of payment for post-2004 benefits are limited to a single life annuity or a selection of joint and survivor options.

Specific Assumptions Used to Estimate Present Values. The following assumptions were used to estimate the present values in the Pension Benefits table:

•

Assumed Retirement Age: For all plans, pension benefits are assumed to begin at the earliest retirement age that the participant can receive an unreduced benefit payable from the plan. Officers Supplemental Executive Retirement Program and Special Officer Supplemental Executive Retirement Plan benefits are first unreduced once an NEO reaches age 55 and accumulates 85 points or reaches age 65. For the HII Electronic Systems Pension Plan (Part A and B benefits), the associated Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2 (Part B benefits) and the HII Electronic Systems Executive Pension Plan, vested benefits are first unreduced for an NEO at the earlier of age 58 and completion of 30 years of service or age 65. HII Newport News Shipbuilding Inc. Retirement Plan and associated HII Newport News Shipbuilding Inc. Retirement Restoration Plan benefits (Part A and B benefits) are first unreduced at the earlier of age 62 and completion of ten years of

Executive Compensation (Continued)

service or age 65. For the HII Avondale Industries, Inc. Pension Plan (Part A and B benefits), the associated HII Litton Industries, Inc. Restoration Plan (Part A and B benefits) and the Avondale Industries, Inc. Restated Supplemental Pension Plan, benefits are first unreduced for an NEO at age 65. Given each NEO’s period of service, cash balance benefits (Part C and D benefits) will be converted to an annuity on an unreduced basis starting at age 55.

When portions of an NEO’s benefit under the “Part A + Max (Part B or Part C) + Part D” structure have different unreduced retirement ages, the later unreduced age is used for the entire benefit.

•	Discount Rate: The applicable discount rates are as follows:

Plan Name	12/31/2014 (%)	12/31/2013 (%)
Huntington Ingalls Industries Supplemental Plan 2	4.38	5.27
HII Newport News Shipbuilding Inc. Retirement Plan	4.25	5.25
HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan	4.38	5.27
Huntington Ingalls Industries Retirement Plan “B”	4.40	5.28
HII Electronic Systems Executive Pension Plan	4.38	5.27
Avondale Industries, Inc. Restated Supplemental Pension Plan	4.38	5.27
HII Litton Industries, Inc. Restoration Plan	4.38	5.27
Officers Supplemental Executive Retirement Program	4.41	5.27
Special Officer Supplemental Executive Retirement Plan	4.38	5.27

•	Mortality Table: A variation of the RP-2014 and MP-2014 mortality tables, adjusted to reflect the company’s experience and expectations.

•

Present Values: Present values are calculated using the Assumed Retirement Age, Discount Rate and Mortality Table described above; they assume no pre-retirement mortality, disability or termination and that the NEO remains employed until his earliest unreduced retirement age.

•

Future Investment Crediting Rate Assumption: Cash balance amounts are projected to the Assumed Retirement Age based on the future investment crediting rate assumptions of 3.77% as of December 31, 2013, and 2.84% as of December 31, 2014. These rates are used in conjunction with the discount rate to estimate the present value amounts for cash balance benefits.

Information on Executives Eligible to Retire. Messrs. Cuccias, Mulherin and Petters are eligible to retire early and begin pension benefits immediately under all plans in which they participate. Their total annual immediate benefits assuming they had terminated on December 31, 2014 were $224,037 for Mr. Cuccias, $525,180 for Mr. Mulherin and $1,396,900 for Mr. Petters.

Executive Compensation (Continued)

2014 Nonqualified Deferred Compensation Table

The following table summarizes our Named Executive Officers’ compensation under our nonqualified deferred compensation plans.

2014 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY (1)($)	Registrant Contributions in Last FY (2)($)	Aggregate Earnings in Last FY (3)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4)($)
C. Michael Petters	Deferred Compensation	0	0	84,514		3,134,964
	Savings Excess
Barbara A. Niland	Deferred Compensation
	Savings Excess	236,569	40,258	25,214		1,418,722
Matthew J. Mulherin	Deferred Compensation	64,269	32,135	54,690		2,048,087
	Savings Excess	198,842		6,944		205,785
Bruce N. Hawthorne	Deferred Compensation
	Savings Excess	66,929	75,296	45,957		446,671
	ORAC		43,865	6,889		168,086
Brian J. Cuccias	Deferred Compensation
	Savings Excess	14,834	9,642	4,877		214,072
	ORAC
Irwin F. Edenzon (5)	Deferred Compensation
	Savings Excess	273,633	33,679	(2,808)	(2,891)	1,234,870

(1)	Executive contributions in this column also are included in the salary and non-equity incentive plan columns of the 2014 Summary Compensation Table.

(2)	Company contributions in this column are included under the All Other Compensation column in the 2014 Summary Compensation Table and the 2014 All Other Compensation table.

(3)	Aggregate earnings in the last fiscal year are not included in the 2014 Summary Compensation Table because they are not above market or preferential.

(4)	The only amounts reflected in this column that previously were reported as compensation to the NEO in the Summary Compensation Table are executive and company contributions for the respective fiscal year-end and only if the NEO was reported as an NEO for each respective year. Aggregate earnings in this column were not reported previously in the Summary Compensation Table.

•	Ms. Niland’s aggregate SEP account balance consists of $1,177,454 in employee contributions.

•	Mr. Mulherin’s aggregate SEP account balance consists of $203,794 in employee contributions.

•	Mr. Hawthorne’s aggregate SEP account balance consists of $184,207 in employee contributions.

•	Mr. Cuccias’ aggregate SEP account balance consists of $138,410 in employee contributions.

Executive Compensation (Continued)

•	Mr. Edenzon’s aggregate SEP account balance consists of $1,083,047 in employee contributions.

(5)	Mr. Edenzon began receiving payments in 2014 in accordance with the provisions of the plans.

The material terms of the deferred compensation plans in which our NEOs participate(d) are summarized below:

•

The “Deferred Compensation Plan” was the Northrop Grumman Deferred Compensation Plan, which was closed to future contributions at the end of 2010. Prior to 2011, eligible executives were allowed to defer a portion of their salary and bonus. No company contributions were made to the plan.

•	The “Savings Excess Plan” is described below. No above market earnings are provided under the plan.

•

The Savings Excess Plan allows eligible participants to defer between 1% and 75% of salary and annual incentive payments above the limits mandated by the IRS. The company provides a matching allocation of up to 4%, based on a participant contribution rate of 8%. Participants are immediately 100% vested in their accounts and are allowed to make elections regarding how their account balances will be deemed invested for purposes of crediting earnings to the account by selecting investments from a limited list of investment options selected by the administrator.

•	Based on an advance election, payment is made in a lump sum or installments over a period of up to 15 years. Neither in-service distributions nor hardship withdrawals are allowed under this plan.

•

The “ORAC” covers those elected and appointed officers hired on or after July 1, 2008, who are not eligible for defined benefit retirement plans. Enrollment is automatic, and the company contributes an amount equal to 4% of the officer’s eligible compensation.

All deferred compensation that was not earned and vested before January 1, 2005, is subject to the requirements of IRC Section 409A. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed in this table.

Potential Payments Upon Termination or Change in Control

The tables below provide estimated payments and benefits that we would have provided each NEO if his or her employment had terminated on December 31, 2014, for specified reasons. This information is based upon the assumption that employment terminates on December 31, 2014, and uses the closing price of our common stock of $112.46 on the NYSE as of December 31, 2014. These payments and benefits are provided under the following plans:

•	The Severance Plan for Elected and Appointed Officers

•	The 2011 Long-Term Incentive Stock Plan and terms and conditions of equity awards

•	The 2012 Long-Term Incentive Stock Plan and terms and conditions of equity awards

•	The Special Officer Retiree Medical Plan

Executive Compensation (Continued)

We summarize below these plans before providing the estimated payment and benefit amounts in the tables. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to our NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the NEO’s age.

The amounts described in the tables below are in addition to each NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation tables, as well as benefits generally available to our employees such as distributions under our 401(k) plan, disability and life insurance benefits and accrued vacation.

Severance Plan

Upon a “qualifying termination” (defined below), we have discretion to provide severance benefits to our NEOs under The Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries (“Severance Plan”). Provided the NEO signed a release, such executive would have received:

•	a lump sum severance benefit equal to 1.5 times base salary and target bonus;

•	continued medical and dental premium payments for 18 months following the date of termination;

•

financial planning expense reimbursement for fees incurred in the year in which the date of termination occurs (limited to $15,000) and any fees incurred in the year following the year in which the date of termination occurs (limited to $15,000); and

•	outplacement services reimbursement for fees incurred within one year after the date of termination (limited to 15% of base salary as of the date of termination).

A “qualifying termination” means one of the following:

•	an involuntary termination of employment of the NEO, other than termination for cause or mandatory retirement; or

•	an NEO’s election to terminate employment with us in lieu of accepting a downgrade to a non-officer position or status.

Terms of Equity Awards Under the 2011 Plan and 2012 Plan

The terms of equity awards to our NEOs under the 2011 Plan and 2012 Plan provide for prorated or accelerated vesting if an NEO terminates for certain reasons. For stock options and RPSRs, accelerated vesting of a portion of each award occurs upon a termination due to death, disability or retirement (after age 55 with ten years of service or mandatory retirement at age 65). An extended exercise period is also provided for options under these circumstances. For RSRs, accelerated vesting occurs upon a termination due to death or disability.

For purposes of estimating the payments due under RPSRs below, our performance is assumed to be at target levels through the close of each three-year performance period, and we include accrued DEUs for awards granted in 2012 and later.

Executive Compensation (Continued)

The terms of equity awards to our NEOs under the 2011 Plan and 2012 Plan also provide for accelerated vesting of stock options, RPSRs and RSRs in the event that the NEO is terminated in a qualifying termination related to a change in control (see “Change-in-Control Benefits” below).

Payouts of RPSRs for retirements and terminations is made during the normal process for payouts, which occurs during the first quarter following the end of the performance period.

Special Officer Retiree Medical Plan

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. Mr. Petters is the only NEO eligible for SORMP benefits.

NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is essentially a continuation of the NEO’s executive medical benefits plus retiree life insurance. A participant becomes vested if he or she has either five years of vesting service as an elected officer or 30 years of total service with the company and its affiliates. A vested participant can commence SORMP benefits at retirement before age 65 if he has attained age 55 and 10 years of service. The estimated cost of the SORMP benefit reflected in the tables below is the present value of the estimated cost to provide future benefits using actuarial calculations and assumptions.

Potential Payments upon Termination of Employment

The following tables show the values of payments and other benefits due to our Named Executive Officers under the Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries and the 2011 Plan and 2012 Plan, assuming a termination of employment as of December 31, 2014. Mr. Edenzon retired on December 1, 2014, and we describe below what he received upon his retirement.

Change-in-Control Followed by Termination Payments Summary

	Petters	Niland	Hawthorne	Mulherin	Cuccias
Severance	$3,206,250	$1,444,575	$1,313,250	$1,313,250	$1,020,000
Bonus (Actual Earned in 2014)[1]	$1,844,306	$662,239	$602,035	$538,948	$468,832
Unvested RS/RSU Value	$0	$0	$0	$0	$0
Unvested Stock Option Value	$0	$0	$0	$0	$0
Unvested Performance-Based RS/RSU Value	$35,859,775	$10,468,044	$7,569,779	$8,834,751	$2,956,678
Health and Welfare Benefits	$23,024	$16,708	$16,708	$16,708	$25,278
Retiree Medical (SORMP)[3]	$529,092
Financial Planning and Outplacement	$172,500	$114,975	$107,250	$107,250	$90,000
Total Payments Before Excise Tax Response	$41,634,947	$12,706,540	$9,609,022	$10,810,906	$4,560,788
Forfeiture Due to Alternative Cap (If Applicable)	$4,477,527	$1,525,065	$0	$0	$0
Total Payments After Excise Tax Response	$37,157,420	$11,181,475	$9,609,022	$10,810,906	$4,560,788

[1]	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2014 exceeded target and are shown in the table above.
[2]	2012-2014 RPSR cycle paid based on actual performance through 12/31/2014. All unvested cycles fully accelerate at target.
[3]	Represents present value of the vested Special Officer Retiree Medical Plan (SORMP). Mr. Petters is the only participant in this program.

Executive Compensation (Continued)

Involuntary Termination Not For Cause or Good Reason Termination by Executive

	Petters	Niland	Hawthorne	Mulherin	Cuccias
Severance	$3,206,250	$1,444,575	$1,313,250	$1,313,250	$1,020,000
Bonus (Actual Earned in 2014)[1]	$1,844,306	$662,239	$602,035	$538,948	$468,832
Unvested RS/RSU Value	$0	$0	$0	$0	$0
Unvested Stock Option Value	$0	$0	$0	$0	$0
Unvested Performance-Based RS/RSU Value[2]	$29,911,979	$8,520,825	$4,358,470	$7,145,033	$2,083,266
Health and Welfare Benefits	$23,024	$16,708	$16,708	$16,708	$25,278
Retiree Medical (SORMP)[3]	$529,092	$0	$0	$0	$0
Financial Planning and Outplacement	$172,500	$114,975	$107,250	$107,250	$90,000
Total Payments	$35,687,151	$10,759,321	$6,397,713	$9,121,188	$3,687,376

[1]	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2014 exceeded target and are shown in the table above.
[2]	2012-2014 RPSR cycle paid based on actual performance through 12/31/2014. Petters, Niland, Mulherin and Cuccias are retirement eligible, unvested cycles are pro-rated at target.
[3]	Represents present value of the vested Special Officer Retiree Medical Plan (SORMP). Mr. Petters is the only participant in this program.

Termination Due to Death or Disability

	Petters	Niland	Hawthorne	Mulherin	Cuccias
Bonus (Actual Earned in 2014)[1]	$1,844,306	$662,239	$602,035	$538,948	$468,832
Unvested RS/RSU Value	$0	$0	$0	$0	$0
Unvested Stock Option Value	$0	$0	$0	$0	$0
Unvested Performance-Based RS/RSU Value[2]	$29,911,979	$8,520,825	$6,161,694	$7,145,033	$2,083,266
Retiree Medical (SORMP)[3]	$529,092	$0	$0	$0	$0
Total Payments	$32,285,377	$9,183,063	$6,763,729	$7,683,981	$2,552,098

[1]	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2014 exceeded target and are shown in the table above.
[2]	2012-2014 RPSR cycle paid based on actual performance through 12/31/2014, unvested cycles are prorated at target.
[3]

Represents present value of the vested Special Officer Retiree Medical Plan (SORMP). Mr. Petters is the only participant in this program. Amount shown is applicable only to the termination due to disability scenario.

Retirement

	Petters	Niland	Hawthorne	Mulherin	Cuccias
Bonus (Actual Earned in 2014)[1]	$1,844,306	$662,239	$602,035	$538,948	$468,832
Unvested RS/RSU Value	$0	$0	$0	$0	$0
Unvested Stock Option Value	$0	$0	$0	$0	$0
Unvested Performance-Based RS/RSU Value[2]	$29,911,979	$8,520,825	$4,358,470	$7,145,033	$2,083,266
Retiree Medical (SORMP)[3]	$529,092	$0	$0	$0	$0
Total Payments	$32,285,377	$9,183,063	$4,960,505	$7,683,981	$2,552,098

[1]	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2014 exceeded target and are shown in the table above.
[2]	2012-2014 RPSR cycle paid based on actual performance through 12/31/2014. Petters, Niland, Mulherin and Cuccias are retirement eligible, unvested cycles are pro-rated at target.
[3]	Represents present value of the vested Special Officer Retiree Medical Plan (SORMP). Mr. Petters is the only participant in this program.

Executive Compensation (Continued)

The terms and conditions of Mr. Edenzon’s RPSRs for 2012, 2013 and 2014 were amended to provide for immediate vesting upon his retirement, subject to the continuation of the respective three-year performance periods, as set forth in the terms and conditions of the RPSRs. In addition, distributions from his qualified and nonqualified savings/pension plans have begun or will begin in accordance with all plan provisions.

Audit Committee Matters

AUDIT COMMITTEE REPORT

As described more fully in its charter, among the purposes for which the Audit Committee was organized are to assist the Board in its general oversight of (a) the integrity of the company’s financial statements and the company’s accounting and financial reporting processes and financial statement audits and (b) the company’s system of internal controls over financial reporting. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management, the internal audit department and the independent auditors on the basis of information it receives, discussions with management, the Vice President of Internal Audit and the independent auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, with management, the Vice President of Internal Audit and the company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States and on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee met privately with the independent auditors and discussed issues deemed significant by the independent auditors, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee discussed with the independent auditors their independence from HII and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the independent auditors’ independence.

In reliance on the reviews and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Submitted by the members* of the Audit Committee:

Karl M. von der Heyden, Chair

Robert F. Bruner

Thomas C. Schievelbein

*John K. Welch was appointed to the Audit Committee on February 24, 2015, subsequent to the date that the report was submitted.

Audit Committee Matters (Continued)

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche LLP audited our consolidated financial statements for the years ended December 31, 2014 and 2013. During the years ended December 31, 2014 and 2013, Deloitte & Touche provided audit, audit-related and non-audit services. Aggregate fees for professional services rendered to us for the years ended December 31, 2014 and 2013, were as follows:

($ in thousands)	2014	2013
Fees Billed:
Audit Fees	5,842	5,372
Audit-Related Fees	930	1,046
Tax Fees	—	—
All Other Fees	22	22

Total	6,794	6,440

Audit fees were paid in 2014 and 2013 for professional services rendered in connection with the audits of our 2014 and 2013 annual financial statements, respectively, reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed in 2014 and 2013, respectively, and statutory audits.

Audit-related fees were incurred in 2014 for audits of employee benefit plans, including $391,000 for services performed for and paid by the plans. Audit-related fees were incurred in 2013 for audits of employee benefit plans, including $419,000 for services performed for and paid by the plans.

All other fees for 2014 and 2013 include non-audit-related fees that were incurred each year in connection with human resources research and advisory services and an on-line accounting and human resource research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

All 2014 services provided by Deloitte & Touche were approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintaining the auditor’s independence.

The Audit Committee has a pre-approval policy and procedures related to the provision of services by our independent auditor. Under the policy and procedures, the Audit Committee pre-approves both the type of services to be provided by our independent auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.

The Audit Committee must approve any fees for audit and non-audit services that exceed by certain amounts the estimates of fees for such services initially approved. The Audit Committee is advised quarterly in any event on the services performed by and fees paid to the independent auditor year-to-date for the fiscal year.

Stock Ownership Information

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

The following table provides information with respect to the beneficial ownership of our common stock, as of February 25, 2015, by:

•	each of our directors;

•	each officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Except as otherwise provided in the footnotes below, each person or entity identified in the following table has sole voting and investment power with respect to the securities owned by such person or entity. None of our directors or executive officers have pledged any of our common stock.

As of February 25, 2015, 48,303,905 shares of our common stock were outstanding.

	Shares Beneficially Owned	Options (1)	Share Equivalents (2)	Restricted Stock Units (3)	Total	Percent of Class (%)
Non-Employee Directors
Thomas B. Fargo	1,201	—	—	15,404	16,606	*
Robert F. Bruner	—	—	—	13,171	13,171	*
Victoria D. Harker				3,726	3,726	*
Anastasia D. Kelly	—	—	—	13,171	13,171	*
Paul D. Miller	—	—	—	13,171	13,171	*
Thomas C. Schievelbein	481	—	—	13,171	13,652	*
Karl M. von der Heyden	223	—	—	12,948	13,171	*
John K. Welch	—	—	—	—	—
Named Executive Officers
C. Michael Petters	325,068	525,166	182	—	850,416	1.7
Barbara A. Niland	98,234	—	—	—	98,234	*
Matthew J. Mulherin	88,775	—	123	—	88,897	*
Bruce N. Hawthorne	39,062	—	1,969	—	41,031	*
Brian J. Cuccias	37,959				38,030
Irwin F. Edenzon(4)	31,649	—	321	—	31,970	*
Directors and Executive Officers as a Group (20 persons)	804,723	525,166	3,586		1,418,235	2.9

*	Less than 1%.

(1)	Represents shares subject to option that are either currently exercisable or exercisable within 60 days of February 28, 2015.

(2)	Represents share equivalents with pass-through voting rights in the Huntington Ingalls Industries Savings Plan and/or the Huntington Ingalls Industries Savings Excess Plan.

(3)	Represents vested restricted stock units, which will generally become payable within 30 days following the date a non-employee director ceases to provide services as a member of the Board of Directors. A restricted stock unit is payable in either a share of common stock or, at the discretion of the Board of Directors, cash of equivalent value at the time of vesting (or a combination of cash and shares).

Stock Ownership Information (Continued)

(4)	Reflects beneficial ownership as of December 1, 2014, the date of Mr. Edenzon’s retirement.

For a description of our stock ownership guidelines and stock holding requirements, see page 51 of this proxy statement.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To our knowledge, as of February 27, 2015, the following entities beneficially owned more than 5% of our common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class (%)
Franklin Mutual Advisers, LLC	2,567,650	5.3	(a)
101 John F. Kennedy Parkway, Short Hills, NJ 07078
BlackRock, Inc.	2,974,103	6.2	(b)
40 East 52nd Street, New York, NY 10022
The Vanguard Group	3,455,575	7.2	(c)
100 Vanguard Blvd., Malvern, PA 19355
State Street Corporation	2,481,299	5.1	(d)
One Lincoln Street, Boston, MA 02111
FMR LLC	2,484,508	5.1	(e)
245 Summer Street, Boston, MA 02210

(a)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by Franklin Mutual Advisers, LLC (“Franklin Mutual”) on February 3, 2015. According to Franklin Mutual, as of December 31, 2014, Franklin Mutual had sole voting power and sole dispositive power over 2,567,650 shares of common stock.

(b)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 30, 2015. According to BlackRock, as of December 31, 2014, BlackRock had sole voting power over 2,828,947 shares of common stock and dispositive power over 2,974,103 shares of common stock.

(c)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2015. According to Vanguard, as of December 31, 2014, Vanguard had sole voting power over 32,444 shares of common stock, sole dispositive power over 3,426,931 shares of common stock and shared dispositive power over 28,644 shares of common stock.

(d)	This information is derived from information regarding our common stock in a Schedule 13G filed with the SEC by State Street Corporation (“State Street”) on February 12, 2015. According to State Street, as of December 31, 2014, State Street had shared voting power over 2,481,299 shares of common stock and shared dispositive power over 2,481,299 shares of common stock.

(e)	This information is derived from information regarding our common stock in a Schedule 13G filed with the SEC by FMR LLC (“FMR”) on February 13, 2015. According to FMR, as of December 31, 2014, FMR had sole voting power over 55,321 shares of common stock and shared dispositive power over 2,484,508 shares of common stock.

Item 1—Proposal to Elect Directors

The Board of Directors is currently divided into three classes. Each class of directors is elected for a three-year term of office and until their successors are elected.

NOMINEES FOR DIRECTOR

The Board is nominating the three individuals named below for election as directors at the annual meeting for three-year terms ending at our annual meeting in 2018 and until their successors are elected. Each of the nominees for director is currently serving on the Board with a term that expires at the 2015 annual meeting. Under the retirement policy of our Corporate Governance Guidelines, a director may not be re-nominated at the annual meeting following his or her 76th birthday. Upon the recommendation of the Governance and Policy Committee, however, the Board may waive either of these requirements as to any director, if the Board deems waiver to be in the best interests of the company. Although Mr. von der Heyden is 78 years old, the Board considered the value to the Board of his financial and accounting expertise and experience as a senior financial officer and director of public companies and unanimously agreed to waive the Board age limit. If any nominee is unable to serve as a director, which we do not anticipate, the Board by resolution may reduce the number of directors or choose a substitute nominee.

•	Paul D. Miller

•	C. Michael Petters

•	Karl M. von der Heyden

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “The Board of Directors” beginning on page 24.

The Board recommends a vote FOR each of the three director nominees.

Item 2—Proposal to Ratify the Appointment of Independent Auditors

Deloitte & Touche LLP audited our consolidated financial statements for the year ended December 31, 2014.

The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm to audit the consolidated financial statements of HII and its subsidiaries for the year ending December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015. The Board has endorsed this appointment.

Although ratification of our selection of Deloitte & Touche is not required by our bylaws, NYSE listing standards or otherwise, we are asking our stockholders to do so as a matter of good corporate governance. The Board values the opportunity to receive input from our stockholders. If the selection of Deloitte & Touche is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Representatives of Deloitte & Touche will attend the annual meeting, will have an opportunity to make statements if they desire and will be available to respond to questions, as appropriate.

The Board recommends a vote FOR the ratification of the appointment of the independent auditors.

Item 3—Proposal to Approve Executive Compensation on an Advisory Basis

Stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers. This vote is often referred to as “say-on-pay.” You are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the compensation discussion and analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

As described in detail in this proxy statement under “Compensation Discussion and Analysis” beginning on page 35, our compensation programs are designed to:

•

be customer-focused, rewarding achievement of safety, quality, cost and schedule performance, and stockholder friendly, rewarding consistent achievement of strong financial results and optimization of stockholder value;

•	influence outcomes and provide a balance between short- and long-term performances;

•

incorporate clear and measurable financial results and accountabilities, with an emphasis on equity-based compensation, be formulaic in nature with appropriate levels of discretion and be market competitive;

•	be disclosed and explained in a transparent and understandable manner, enabling the assessment of performance by our Compensation Committee and by our stockholders through the CD&A;

•

produce significant individual rewards for achievement of business goals relating to both annual operating performance and increased stockholder value and reduce compensation for failure to achieve business goals;

•	promote alignment of management and stockholder interests by establishing and monitoring stock ownership requirements;

•	mitigate excessive risk by emphasizing a long-term focus on compensation and financial performance; and

•	be applied consistently for all incentive plan participants to ensure proper alignment, accountability and line-of-sight regarding commitments and priorities.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards) and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. We encourage stockholders to read the compensation discussion and analysis, the accompanying compensation tables and the related narrative disclosures contained in this proxy statement.

The Board values the opportunity to receive input from our stockholders. Although this vote is non-binding, the Compensation Committee will consider the results of the vote when considering future executive compensation decisions. To the extent there is any significant negative vote, we will consult directly with our stockholders to better understand the concerns that influenced the vote.

The Board recommends a vote FOR the approval of executive compensation of our Named Executive Officers.

Item 4—Proposal to Amend Our Certificate of Incorporation to Declassify the Board of Directors

Background of the Proposed Amendment

We are asking you to approve an amendment to our Restated Certificate of Incorporation (the “Certificate”) to phase out the classified structure of our Board of Directors. If you approve this amendment, all directors elected by the stockholders at and after the 2016 annual meeting of stockholders will be elected for one-year terms.

The Certificate currently divides the Board into three classes, with directors of each class being elected to serve three-year terms. This creates the staggered, or “classified,” board structure that we have used since becoming an independent, publicly traded company in 2011. Under this structure, only one class of directors, constituting approximately one-third of the Board, is considered for election each year.

In the proxy statement for our 2014 annual meeting, we included a stockholder proposal urging the Board to act to eliminate our classified Board structure. The Board remained neutral with respect to this proposal, and made no recommendation to stockholders. At our 2014 annual meeting, our stockholders expressed strong support for this stockholder proposal, approving it with more than 97% of the votes cast. While management did not make a recommendation regarding the proposal, we committed to the proponent that, if the proposal was approved, we would submit a proposal at the 2015 annual meeting of stockholders that would implement the board declassification beginning with director elections at the 2016 annual meeting. We are therefore asking you to approve an amendment to the Certificate to phase out the classified structure of our Board and to establish annual elections for all of our directors. The Board has unanimously adopted the amendment, subject to stockholder approval at the annual meeting.

Description of the Proposed Amendment

The proposed amendment would modify Article VIII of the Certificate to phase out our Board’s classified structure. If the amendment is adopted, the director nominees standing for election at our 2016 annual meeting (currently expected to be three directors) to stand for election for one-year terms expiring in 2017. At our 2017 annual meeting, we would expect the directors elected at the 2016 annual meeting and the directors with terms expiring at the 2017 annual meeting (currently expected to be three directors) would stand for election for one-year terms expiring in 2018. Beginning with our 2018 annual meeting, all directors, regardless of their original term of office, would stand for election every year for a term of one year.

Consistent with Delaware law for corporations having classified boards, the Certificate currently provides that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The amendment provides that, except for directors who were elected prior to our 2016 annual meeting, and any director appointed by the Board to replace any such director, directors may be removed with or without cause by the required stockholder vote. Directors who were elected prior to our 2016 annual meeting, and any director appointed by the Board to replace any such director, would continue to be removable only for cause by the required stockholder vote.

If our stockholders do not approve this proposal, our directors will continue to be elected in three classes with staggered three-year terms and provisions of our certificate of incorporation relating to the removal of directors will not be amended.

Item 4—Proposal to Amend Our Certificate of Incorporation to Declassify the Board of Directors (Continued)

If the amendment is approved, a conforming amendment will be made to our bylaws to reflect the elimination of our classified board structure. Stockholder approval is not required to make the amendment to the bylaws, and our Board has already approved the amendment contingent on stockholder approval of this proposal.

Complete Text of the Proposed Amendment

The general description of the proposed amendment described above is qualified in its entirety by reference to the full text of the proposed amendment to the Certificate attached to this proxy statement as Annex A.

If approved by stockholders at this annual meeting, this amendment will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of Delaware, which we will do promptly after the annual meeting.

The Board recommends a vote FOR the approval of the proposal to amend our Restated Certificate of Incorporation to declassify the Board of Directors.

Other Information for Stockholders

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file with the SEC reports of initial ownership and changes in ownership of our equity securities. Based solely on a review of the reports furnished to us, we believe all of our directors and executive officers timely filed all reports they were required to file under Section 16(a) during 2014.

ATTENDING THE ANNUAL MEETING

Only stockholders or their legal proxy holders are invited to attend the annual meeting. To be admitted to the annual meeting, you will need a form of government-issued photo identification. In addition, depending on how you hold your stock, you may need valid proof of ownership of our common stock or a valid legal proxy.

•

If you are a stockholder of record, we will be able to verify your name in our share register with your government-issued photo identification. To be admitted to the annual meeting, stockholders of record must present a form of government-issued photo identification, which we will match with our share register.

•

If you are a street name stockholder, you must present a form of government-issued photo identification and proof of your ownership of our common stock as of the record date of March 6, 2015, such as a bank or brokerage account statement, to be admitted to the annual meeting.

•

If you are not a stockholder, you will be admitted to the annual meeting only if you have a form of government-issued photo identification and a valid legal proxy from a stockholder that held our stock as of the record date. If you are receiving a legal proxy from a stockholder of record, you must bring to the meeting the legal proxy from the record holder to you. If you are receiving a legal proxy from a street name stockholder, you must bring to the meeting the legal proxy from the record holder ( i.e., the bank, broker or other holder of record) to the street name holder that is assignable, and the legal proxy from the street name holder to you. Each stockholder may appoint only one proxy holder to attend the meeting on their behalf.

No cameras, camera phones, weapons, large bags, briefcases, backpacks or packages will be permitted in the annual meeting, and no audio or video recording of the meeting will be permitted.

Directions to the location of the annual meeting are included on the form of proxy.

RELATED PARTY TRANSACTIONS

It is our policy that all employees and directors must avoid any activity that conflicts with or has the appearance of conflicting with our business interests. This policy is included in our Code of Ethics and Business Conduct. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest with the company.

Process for Review of Related Person Transactions. Our Board of Directors has adopted a written policy for the review, approval and ratification of transactions to which the company is a party, when the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any year and any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect interest.

Other Information for Stockholders (Continued)

The policy provides that the Governance and Policy Committee will review transactions subject to the policy and determine whether or not to approve or ratify those transactions. In doing so, the Governance and Policy Committee considers whether the transaction is on terms that are no less favorable to the company than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, the materiality of the proposed related person transaction, the actual or perceived conflict of interest between the company and the related person, the relationship of the proposed transaction to applicable state corporation and fiduciary obligation laws and rules, disclosure standards, our Corporate Governance Guidelines and Code of Ethics and Business Conduct and the best interests of the company and our stockholders.

The Governance and Policy Committee has adopted standing pre-approvals under the policy for transactions with related persons. Pre-approved transactions include, but are not limited to:

(a) compensation arrangements of executive officers where (i) the officer’s compensation is required to be reported in the proxy statement or (ii) the executive officer is not an immediate family member of another executive officer or director, the related compensation would have been reported in the proxy statement if the officer was a “named executive officer” and the Compensation Committee approved such compensation;

(b) director compensation where such compensation is required to be reported in the proxy statement and the arrangements have been approved by the Board of Directors;

(c) transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

(d) transactions with other companies where the related person’s only relationship with the other company is as a director, employee (other than an executive officer) or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;

(e) charitable contributions by the company, where the related person’s only relationship is as an employee or director of the charitable entity and where the aggregate amount does not exceed the lesser of $1 million or 2% of the charitable entity’s total annual receipts;

(f) transactions where the related person’s interest derives solely from his or her ownership of our common stock and all stockholders receive proportional benefits;

(g) transactions involving competitive bids;

(h) regulated transactions; and

(i) certain banking-related services.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Office of the General Counsel of changes in that information. The Office of the General Counsel receives such information and maintains a master list of related persons for purposes of tracking and reporting related person transactions.

Transactions with Related Persons

There have been no related party transactions since the beginning of 2014 that required review, approval or ratification by our Governance and Policy Committee under our related person transaction policy.

Annex A

Proposed Amendment to the Restated Certificate of Incorporation

The following language shows the changes to the relevant sections of the Restated Certificate of Incorporation that would result from the proposed amendment to declassify our Board of Directors, with deletions indicated by strikethroughs and additions indicated by underlining.

EIGHTH:

1. Subject to the other provisions of this paragraph, ~~T~~the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH hereof (the “Preferred Stock Directors”)) ~~shall be~~is and shall remain divided into three classes, designated Class I, Class II and Class III, with the directors in each Class serving for a term expiring at the third annual meeting of stockholders held after their election. ~~Class I directors shall initially serve for a term expiring the first annual meeting of stockholders following the effective time of the filing of the Restated Certificate of Incorporation inserting this sentence; Class II directors shall initially serve for a term expiring the second annual meeting of stockholders following such effective time; and Class III directors shall initially serve for a term expiring the third annual meeting of stockholders following such effective time. Commencing with the first annual meeting of stockholders following such effective time, directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders held after their election.~~ Subject to any provisions relating to Preferred Stock Directors, the terms of the members of the Board of Directors shall be as follows: (i) at the 2016 annual meeting of stockholders, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders; (ii) at the 2017 annual meeting of stockholders, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2018 annual meeting of stockholders; and (iii) at the 2018 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting after their election. The division of directors into classes shall terminate at the 2018 annual meeting of stockholders, and all directors elected at the 2018 annual meeting of stockholders and thereafter shall be elected in accordance with clause (iii) above. Subject to any provisions relating to Preferred Stock Directors, directors shall remain in office until the election and qualification of their respective successors in office or until their earlier death, resignation or removal. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment effective as of the effective time of the filing of the Restated Certificate of Incorporation inserting this sentence.~~

2. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, any director, or the entire Board of Directors, may be removed from office at any time, ~~but only for~~with or without cause (except for any directors who were elected prior to the 2016 annual meeting of stockholders or such directors’ successors elected pursuant to Article NINTH hereof (which directors can only be removed for cause)), by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

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Proposed Amendment to the Restated Certificate of Incorporation (Continued)

NINTH: Except as may otherwise be provided pursuant to Section 2 of Article ~~Fourth~~FOURTH hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence to fill a vacancy on the Board of Directors resulting from the death, resignation or removal of any director in a Class elected prior to the 2016 annual meeting of stockholders shall hold office for a term expiring at the next election of the class for which such director shall be chosen and shall remain in office until his successor shall be elected and qualified or until such director’s death, resignation or removal, whichever first occurs. Any director elected in accordance with the first sentence of this paragraph to (i) fill a newly created directorship resulting from any increase in the authorized number of directors or (ii) fill a vacancy on the Board of Directors resulting from the death, resignation or removal of any director in a Class elected at or following the 2016 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until his successor shall be elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

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TWELFTH: An annual meeting of the stockholders for the election of directors ~~to succeed those whose terms expire~~ and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors (or an authorized committee thereof) shall fix. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide. Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 29, 2015.
Vote by Internet
• Go to www.envisionreports.com/HII
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	The Board of Directors recommends a vote FOR the three nominees for director.

1.	Elect three Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Paul D. Miller	☐	☐	02 - C. Michael Petters	☐	☐	03 - Karl M. von der Heyden	☐	☐

B	The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2015.	☐	☐	☐	3.	Approve executive compensation on an advisory basis.	☐	☐	☐

4.	Approve an amendment to our Certificate of Incorporation to declassify our Board of Directors.	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Huntington Ingalls Industries, Inc.

2015 Annual Meeting of Stockholders

Thursday, April 30, 2015, at 11:00 a.m. EDT

Herbert H. Bateman Virginia Advanced Shipbuilding and Carrier Integration Center

2401 West Avenue

Newport News, Virginia 23607

Driving Directions

From Interstate I-64, take Exit 264 to Interstate I-664 South;

From I-664, take Exit 6 to 26th Street;

Continue on 26th Street until it intersects with West Avenue at a stop sign;

Turn Left onto West Avenue; and then

Turn Right into VASCIC;

Continue into the covered garage for parking.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Huntington Ingalls Industries, Inc.

Notice of 2015 Annual Meeting of Stockholders

This proxy is solicited on behalf of the Board of Directors of Huntington Ingalls Industries, Inc.

The undersigned, having received the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, appoints Kellye L. Walker and Charles R. Monroe, Jr., and each of them, Proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Huntington Ingalls Industries, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote, in each case on all matters that may come before the 2015 Annual Meeting of Stockholders to be held on April 30, 2015, at 11:00 a.m. EDT, at the Herbert H. Bateman Virginia Advanced Shipbuilding and Carrier Integration Center, 2401 West Avenue, Newport News, Virginia 23607, and any adjournments or postponements thereof.

If shares are held on your behalf under any of the Company savings plans, the proxy serves to provide confidential instructions to the plan Trustee, who then votes the shares. Instructions must be received by 11:59 p.m. EDT on April 27, 2015, to be included in the tabulation to the plan Trustee. For shares represented by proxies not received by this date, the applicable plan Trustee will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the three nominees for director and FOR Proposals 2, 3 and 4.

The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)